                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                AMENDMENT NO. 2
                                      TO
                                   FORM 8-K
                                ON FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) December 10, 1997


                         WINSTAR COMMUNICATIONS, INC.
                      -------------------------------
            (Exact Name of Registrant as Specified in Charter)


       Delaware                      1-10726               13-3585278
----------------------------       -----------         ------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
   of Incorporation)               File Number)        Identification No.)


230 Park Avenue, New York, New York                        10169
-----------------------------------                     -----------
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code    (212) 584-4000


                                  Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired.

          See Consolidated Financial Statements of Midcom Communications Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 beginning on page F-1.

     (b)  Pro Forma Financial Information.

          See Unaudited Pro Forma Condensed Consolidated Financial Statements of WinStar Communications, Inc. as of and for the nine months ended September 30, 1997 and for the year ended December 31, 1996 beginning on page F-36.

     (c)  Exhibits.

          10.1 Amended and Restated Asset Purchase Agreement among WinStar Communications, Inc., WinStar Midcom Acquisition Corp. and Midcom Communications Inc., Cel-Tech International Corp. and PacNet Inc., Chapter 11 debtors in possession (previously filed).

          10.2 Amendment to Amended and Restated Asset Purchase Agreement, dated December 23, 1997, among WinStar Communications, Inc., WinStar Midcom Acquisition Corp. and Midcom Communications Inc., Cel-Tech International Corp. and PacNet Inc., Chapter 11 debtors in possession (previously filed).

          10.3 Second Amendment to Amended and Restated Asset Purchase Agreement, dated January 21, 1998, among WinStar Communications, Inc., WinStar Midcom Acquisition Corp., and Midcom
               Communications Inc., Cel-Tech International Corp. and PacNet Inc., Chapter 11 debtors in possession (filed herewith).

                                    SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 5, 1998                WINSTAR COMMUNICATIONS, INC.
                                       ------------------------------
                                       (Registrant)


                                       /s/ Frederic E. Rubin
                                       ------------------------------
                                       Frederic E. Rubin
                                       Vice President and Treasurer

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
MIDCOM COMMUNICATIONS, INC. CONSOLIDATED FINANCIAL STATEMENTS
  Report of Ernst & Young LLP, Independent Auditors........................................................        F-2
  Consolidated Balance Sheets as of December 31, 1996 and 1995.............................................        F-3
  Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and 1994...............        F-4
  Consolidated Statements of Shareholders' Equity (Deficit) for the years ended December 31, 1996, 1995 and
    1994...................................................................................................        F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1996,1995 and 1994................        F-6
  Notes to Consolidated Financial Statements...............................................................        F-7

MIDCOM COMMUNICATIONS, INC. UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Condensed Consolidated Balance Sheet as of September 30, 1997......................       F-25
  Condensed Consolidated Statements of Operations, Nine Months Ended September 30,
    1996.............................................................................       F-26
  Condensed Consolidated Statements of Cash Flows, Nine Months Ended September 30,
    1996 and 1997....................................................................       F-27
  Notes to Condensed Consolidated Financial Statements...............................       F-28
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited Pro Forma Condensed Consolidated Financial Statements....................       F-36
  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30,
    1997.............................................................................       F-37
  Unaudited Pro Forma Condensed Consolidated Statement of Operations, Nine Months
    Ended September 30, 1997.........................................................       F-38
  Unaudited Pro Forma Condensed Consolidated Statement of Operations, Year Ended
    December 31, 1996................................................................       F-40
  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements...........       F-42

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Shareholders and Board of Directors
MIDCOM Communications Inc.

    We have audited the accompanying consolidated balance sheets of MIDCOM Communications Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index at
Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MIDCOM Communications Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a shareholders' deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

Seattle, Washington
March 21, 1997

                           MIDCOM COMMUNICATIONS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1996         1995
                                                                                          -----------  -----------

                                                                                           (IN THOUSANDS, EXCEPT
                                                                                                SHARE DATA)
                                         ASSETS
Current assets:
  Cash and cash equivalents.............................................................  $    30,962  $     1,083
  Accounts receivable, less allowance for doubtful accounts of $7,802 and $10,581 in
    1996 and 1995, respectively.........................................................       16,969       51,814
  Due from related parties..............................................................      --               502
  Prepaid expenses and other current assets.............................................        1,548        2,510
                                                                                          -----------  -----------
      Total current assets..............................................................       49,479       55,909
  Investments in and advances to joint venture..........................................      --             2,000
  Furniture, equipment and leasehold improvements, net..................................       11,045       13,719
  Intangible assets, less accumulated amortization of $39,532 and $12,812 in 1996 and
    1995, respectively..................................................................       15,547       60,781
  Other assets, net.....................................................................        3,852          922
                                                                                          -----------  -----------
      Total assets......................................................................  $    79,923  $   133,331
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable......................................................................  $     3,179  $     6,624
  Carrier accounts payable..............................................................       17,143       32,534
  Accrued expenses......................................................................       10,006       10,051
  Notes payable.........................................................................        9,680       14,576
  Interest payable......................................................................        2,932          335
  Current portion of long-term obligations..............................................        3,314       41,721
                                                                                          -----------  -----------
      Total current liabilities.........................................................       46,254      105,841
Long-term obligations, less current portion.............................................       99,153        1,844
Other long-term liabilities.............................................................        3,800        1,847
Commitments and contingencies
Shareholders' equity (deficit):
  Preferred stock, $.0001 par value, 10,000,000 shares authorized no shares issued or
    outstanding.........................................................................      --           --
  Common stock, $.0001 par value, 90,000,000 shares authorized, 15,803,242 and
    15,128,829 shares issued and outstanding in 1996 and 1995, respectively.............       68,330       62,400
  Deferred stock option compensation....................................................       (1,707)         (13)
  Accumulated deficit...................................................................     (135,907)     (38,588)
                                                                                          -----------  -----------
      Total shareholders' equity (deficit)..............................................      (69,284)      23,799
                                                                                          -----------  -----------
      Total liabilities and shareholders' equity (deficit)..............................  $    79,923  $   133,331
                                                                                          -----------  -----------
                                                                                          -----------  -----------

          See accompanying notes to consolidated financial statements.

                           MIDCOM COMMUNICATIONS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------

                                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                                             DATA)
Revenue......................................................................  $  148,777  $  203,554  $  111,699
Cost of revenue..............................................................     107,950     139,546      79,044
                                                                               ----------  ----------  ----------
                                                                                   40,827      64,008      32,655
Operating expenses:
  Selling, general and administrative........................................      65,025      62,061      27,697
  Depreciation...............................................................       5,966       4,481       1,477
  Amortization...............................................................      26,721       9,309       2,657
  Restructuring charge.......................................................       2,220      --          --
  Contract settlement........................................................       8,800      --          --
  Loss on impairment of assets...............................................      20,765      11,830      --
                                                                               ----------  ----------  ----------
Total operating expenses.....................................................     129,497      87,681      31,831
                                                                               ----------  ----------  ----------
Operating income (loss)......................................................     (88,670)    (23,673)        824
Other income (expense):
  Equity in loss of joint venture............................................      --             (52)       (458)
  Other income (expense).....................................................          77        (338)       (430)
  Interest expense...........................................................      (8,726)     (5,288)     (2,531)
  Interest expense--shareholders.............................................      --          --            (434)
                                                                               ----------  ----------  ----------
Loss before extraordinary item...............................................     (97,319)    (29,351)     (3,029)
Extraordinary item: loss on early redemption of debt.........................      --          (4,067)     --
                                                                               ----------  ----------  ----------
Net loss.....................................................................  $  (97,319) $  (33,418) $   (3,029)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Per share amounts:
Loss before extraordinary item...............................................  $    (6.27) $                (2.42)
Extraordinary item...........................................................      --           (0.34)     --
                                                                               ----------  ----------  ----------
Net loss.....................................................................  $    (6.27) $                (2.76)
                                                                               ----------  ----------  ----------
Shares used in calculating per share data....................................      15,529      12,101       9,930
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

          See accompanying notes to consolidated financial statements.

                           MIDCOM COMMUNICATIONS INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                                             TOTAL
                                                                              DEFERRED                   SHAREHOLDERS'
                                                    NUMBER       COMMON     STOCK OPTION   ACCUMULATED      EQUITY
                                                   OF SHARES      STOCK     COMPENSATION     DEFICIT       (DEFICIT)
                                                  -----------  -----------  -------------  ------------  -------------
                                                                             (IN THOUSANDS)
Balance at January 1, 1994......................       8,011    $     502     $    (104)    $   (6,963)   $    (6,565)
  Conversion from S corporation to C
    corporation.................................      --           (7,679)       --              7,679        --
  Stock issued in acquisition...................         114        1,040        --             --              1,040
  Compensation attributable to stock options
    vesting.....................................      --           --                20         --                 20
  Stock option forfeitures......................      --              (54)           50         --                 (4)
  Issuance of common stock warrant..............      --            3,500        --             --              3,500
  Distributions by acquired company.............      --           --            --             (1,266)        (1,266)
  Net loss for the year.........................      --           --            --             (3,029)        (3,029)
                                                  -----------  -----------  -------------  ------------  -------------
Balance at December 31, 1994....................       8,125       (2,691)          (34)        (3,579)        (6,304)
  Issuance of compensatory stock options........      --              268        --             --                268
  Stock issued in acquisitions..................         500        4,757        --             --              4,757
  Compensation attributable to stock options
    vesting.....................................      --           --                21         --                 21
  Stock issued in initial public offering.......       5,456       54,182        --             --             54,182
  Stock issued in customer base acquisitions....         331        5,120        --             --              5,120
  Stock issued for exercise of stock options and
    warrants and employee stock purchase plan...         717          442        --             --                442
  Distributions by acquired company.............      --           --            --             (1,269)        (1,269)
  Conversion of acquired company from S
    corporation to C corporation................      --              322        --               (322)       --
  Net loss for the year.........................      --           --            --            (33,418)       (33,418)
                                                  -----------  -----------  -------------  ------------  -------------
Balance at December 31, 1995....................      15,129       62,400           (13)       (38,588)        23,799
  Stock issued in acquisitions..................         107          933        --             --                933
  Stock issued for exercise of stock options and
    employee stock purchase plan................         567        2,861        --             --              2,861
  Issuance of compensatory stock options........      --            2,136        (2,136)        --            --
  Compensation attributable to stock options
    vesting.....................................      --           --               442         --                442
  Net loss for the year.........................      --           --            --            (97,319)       (97,319)
                                                  -----------  -----------  -------------  ------------  -------------
Balance at December 31, 1996....................      15,803    $  68,330     $  (1,707)    $ (135,907)   $   (69,284)
                                                  -----------  -----------  -------------  ------------  -------------
                                                  -----------  -----------  -------------  ------------  -------------

          See accompanying notes to consolidated financial statements.

                           MIDCOM COMMUNICATIONS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------

                                                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
Adjustments to reconcile net loss to net cash used in operating activities:
  Net loss...........................................................................  $ (97,319) $ (33,418) $  (3,029)
  Depreciation.......................................................................      5,966      4,481      1,477
  Amortization of intangibles........................................................     26,721      9,309      2,657
  Amortization of deferred financing costs...........................................        896        620        483
  Loss on impairment of assets.......................................................     20,765     11,830     --
  Equity in loss of joint venture....................................................     --             52        458
  Compensation attributable to stock options.........................................        862        289         16
  Noncompetition payments............................................................     --         --           (250)
  Loss on sale of assets.............................................................         53     --         --
  Long-term portion of contract settlement...........................................      3,800     --         --
  Extraordinary item--write-off of original issue discount and deferred financing
    costs............................................................................     --          4,067     --
Changes in operating assets and liabilities:
  Accounts receivable................................................................     34,563    (17,784)    (9,811)
  Due from related parties...........................................................        502        138       (606)
  Notes receivable...................................................................         86        390       (348)
  Prepaid expenses and other current assets..........................................        776       (719)    (1,201)
  Other assets.......................................................................       (324)      (142)        11
  Accounts payable and accrued expenses..............................................     (4,295)    (3,559)     4,062
  Carrier accounts payable...........................................................    (15,391)    16,638      8,236
  Accrued interest payable...........................................................      2,597        228       (869)
  Deferred income....................................................................     --            (67)    (3,229)
  Other long-term liabilities........................................................        150      1,717       (202)
                                                                                       ---------  ---------  ---------
Net cash used in operating activities................................................    (19,592)    (5,930)    (2,145)
                                                                                       ---------  ---------  ---------
INVESTING ACTIVITIES
Purchases of furniture, equipment and leasehold improvements.........................     (4,309)    (6,884)    (4,187)
Net assets acquired in business and customer base acquisitions.......................     --        (11,407)    (5,089)
Proceeds from sale of assets.........................................................        692     --         --
Investment in and advances to joint venture..........................................     --         (2,625)    (4,190)
Loan to related party................................................................     --         --         (1,234)
                                                                                       ---------  ---------  ---------
Net cash used in investing activities................................................     (3,617)   (20,916)   (14,700)
                                                                                       ---------  ---------  ---------
FINANCING ACTIVITIES
Repayment of loans from related parties..............................................     --         --         (3,617)
Proceeds from notes payable..........................................................        333     --          3,485
Repayment of notes payable...........................................................     (5,229)   (21,628)   (10,592)
Proceeds from long-term obligations..................................................    112,743     69,205     34,350
Repayment of long-term obligations...................................................    (53,814)   (64,841)    (3,851)
Proceeds from common stock issued for stock purchase plan and stock options..........      2,861        442     --
Issuance of common stock.............................................................     --         54,182     --
Preferred stock redemption...........................................................     --         (8,597)    --
Distributions to shareholders of acquired companies..................................     --         (1,269)    (1,266)
Deferred financing costs.............................................................     (3,806)      (525)    (1,512)
                                                                                       ---------  ---------  ---------
Net cash provided by financing activities............................................     53,088     26,969     16,997
                                                                                       ---------  ---------  ---------
Net increase in cash and cash equivalents............................................     29,879        123        152
Cash and cash equivalents at the beginning of year...................................      1,083        960        808
                                                                                       ---------  ---------  ---------
Cash and cash equivalents at the end of year.........................................  $  30,962  $   1,083  $     960
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                           MIDCOM COMMUNICATIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. NATURE OF OPERATIONS

    MIDCOM Communications Inc. ("Midcom" or the Company") provides long distance voice and data telecommunications services. As primarily a nonfacilities-based reseller, Midcom principally utilizes the network switching and transport facilities of Tier I long distance carriers such as Sprint Corporation ("Sprint"), WorldCom, Inc. ("WorldCom") and AT&T Corp. ("AT&T") to provide a broad array of telecommunications services. Midcom's service offerings include basic "1 plus" and "800" long distance voice, frame relay data transmission services, wireless services, dedicated private lines between customer locations and enhanced telecommunications services such as facsimile broadcast services and conference calling. The Company's customers are primarily small to medium-sized commercial businesses.

    RISKS AND UNCERTAINTIES

    The Company is subject to certain significant risks and uncertainties that may affect the amounts reported in the financial statements. These significant risks and uncertainties include impairment of assets and litigation. Additional information concerning these risks and uncertainties is included in the notes to the consolidated financial statements.

    GOING CONCERN AND LIQUIDITY

    The Company incurred operating losses during each of the three years ended December 31, 1996 and, as of December 31, 1996, had a shareholders' deficit of $69.3 million. The Company's credit facility at December 31, 1996 was terminated on January 31, 1997. In February 1997, the Company entered into a new credit facility with Foothill Capital Corporation (the "Foothill Credit Facility"). However, borrowings under the Foothill Credit Facility will not be available until satisfaction of a number of conditions, which is expected to occur by May 1997. The consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result from this uncertainty.

    Assuming borrowings become and remain available under the Foothill Credit Facility and the Company achieves anticipated revenue growth, the Company believes that its existing cash resources together with funds available under the Foothill Credit Facility, leasing facilities and cash flow from operations will be sufficient to fund the Company's expected working capital requirements. However, the exact amount and timing of these working capital requirements and the Company's ability to continue as a going concern will be determined by numerous factors, including the level of, and gross margin on, future sales, the outcome of outstanding contingencies and disputes such as pending lawsuits, payment terms achieved by the Company and the timing of capital expenditures. Furthermore, there can be no assurance that borrowings under the Foothill Credit Facility will become and remain available or that this facility together with the Company's other anticipated sources of working capital will be sufficient to implement the Company's operating strategy or meet the Company's other working capital requirements. If (i) the Company experiences greater than anticipated capital requirements, (ii) the Company is determined to be liable for, or otherwise agrees to settle or compromise, any material claim against it, (iii) the Company is unable to make borrowings under any of its credit facilities for any reason, (iv) the implementation of the Company's operating strategy fails to produce the anticipated revenue growth and cash flows or (v) additional working capital is required for any other reason, the Company will be required to refinance all or a portion of its existing debt or obtain additional equity or debt financing. There can be no assurance that any such refinancing would be possible or that the Company would be able to obtain additional equity

                           MIDCOM COMMUNICATIONS INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. NATURE OF OPERATIONS (CONTINUED)
or debt financing, if and when needed, on terms that the Company finds acceptable. Any additional equity or debt financing may involve substantial dilution to the interests of holders of the Company's debt and equity securities.

    If the Company is unable to obtain sufficient funds to satisfy its cash requirements, it will be forced to curtail operations, dispose of assets or seek extended payment terms from its vendors. There can be no assurance that the Company would be able to reduce expenses or successfully complete other steps necessary to continue as a going concern. Such events would materially and adversely affect the value of the Company's debt and equity securities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of MIDCOM Communications Inc. and its wholly-owned subsidiaries, PacNet Inc. ("PacNet"), Cel-Tech International Corp. ("Cel-Tech"), AdVal, Inc. ("AdVal") and Advanced Network Design ("AND") (collectively referred to as "Midcom" or the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

    The Company's investment in Dal Telecom International ("Dal Telecom"), a Russian corporate joint venture, was accounted for on the equity method, adjusted to estimated fair value, in accordance with generally accepted accounting principles. During 1995 and 1994, the Company recorded its pro rata share of Dal Telecom's income or loss one month in arrears.

    CASH AND CASH EQUIVALENTS

    All short-term investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

    REVENUE RECOGNITION

    Resale and transmission revenue and related costs are recognized in the period the customer utilizes the Company's service. At December 31, 1996 and 1995, net unbilled resale revenue totaled $5,636 and $26,153, respectively.

    FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts and carrier accounts payable, notes payable and long-term obligations. The fair value of the financial instruments, except long-term obligations, approximates their recorded value based on the short-term maturity of the instruments. The fair value of the long-term obligations approximates their recorded value based on the current rates offered to the Company for similar debt of the same maturities. The Company does not have financial instruments with off-balance-sheet risk.

    Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable. Concentration of credit risk with respect to receivables are limited due to diversity in geographic locations of customers as well as diversity of industries. The Company continually evaluates the credit worthiness of its customers; however, it generally does not require collateral. The Company's

                           MIDCOM COMMUNICATIONS INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) allowance for doubtful accounts is based on historical trends, current market conditions and other relevant factors.

    DEFERRED FINANCING COSTS

    Financing costs are capitalized and amortized over the term of the related debt on a straight-line basis which approximates the effective-interest method. Included in other assets at December 31, 1996 and 1995 are deferred financing costs of $3,419 and $510, respectively (net of accumulated amortization of $297 and $15, respectively).

    FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Furniture, equipment and leasehold improvements are stated at cost. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, gains and losses are reflected in the consolidated statement of operations. Depreciation and amortization, which includes amortization of assets recorded under capital leases, are computed using the straight-line method over the following useful lives:

Buildings and towers.........................................       30 years
Transmission equipment.......................................       12 to 15
                                                                       years
Data processing systems and equipment........................   3 to 5 years
Switches.....................................................   5 to 7 years
Furniture, equipment and leasehold improvements..............   3 to 7 years

    INTANGIBLE ASSETS

    Intangible assets represent the excess of the purchase price over the estimated fair value of identifiable assets acquired in business and customer base acquisitions. Amounts are allocated primarily to customer bases which are amortized over three years using the straight-line method. Amounts are also allocated to noncompete agreements and goodwill as applicable, which are amortized using the straight-line method over terms ranging from 18 months to 25 years.

    The Company periodically reviews the carrying value of its intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized.

    NET LOSS PER SHARE

    Net loss per share is based on the weighted average number of common and equivalent shares outstanding using the treasury stock method. Common stock equivalents are excluded from the calculation of net loss per share due to their antidilutive effect, except that pursuant to Securities and Exchange Commission ("SEC") requirements, for periods prior to the Company's initial public offering, common and equivalent shares issued during the 12-month period prior to the initial public offering have been included in the calculation as if they were outstanding for all periods prior to the Company's initial public offering using the treasury stock method.

                           MIDCOM COMMUNICATIONS INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

    STOCK BASED COMPENSATION

    In 1996, the Company adopted the Financial Accounting Standards Statement No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the income statement as compensation expense. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. The Company has elected to account for compensation cost for stock option plans in accordance with APB Opinion No. 25.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the prior years' financial statements to conform with the current year presentation.

3. CASH AND CASH EQUIVALENTS

    The Company's cash and cash equivalents as of December 31 consist of the following:

                                                                             1996       1995
                                                                           ---------  ---------
Cash.....................................................................  $   1,194  $   1,083
Commercial Paper.........................................................     19,878     --
Money Market.............................................................      9,890     --
                                                                           ---------  ---------
                                                                           $  30,962  $   1,083
                                                                           ---------  ---------
                                                                           ---------  ---------

    Due to the short-term nature of these investments, changes in market interest rates would not have a significant impact on the fair value of these securities. These securities are carried at amortized cost which approximates fair value.

                           MIDCOM COMMUNICATIONS INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

4. FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Major classes of furniture, equipment and leasehold improvements, including assets under capital leases, as of December 31 consist of the following:

                                                                             1996       1995
                                                                           ---------  ---------
Buildings and towers.....................................................  $     534  $     787
Transmission equipment...................................................      3,842      3,747
Data processing systems and equipment....................................     12,133     11,120
Switches.................................................................        141     --
Furniture, equipment and leasehold improvements..........................      6,974      4,663
                                                                           ---------  ---------
                                                                              23,624     20,317
Accumulated depreciation and amortization................................    (12,579)    (6,598)
                                                                           ---------  ---------
                                                                           $  11,045  $  13,719
                                                                           ---------  ---------
                                                                           ---------  ---------

    The gross amount of furniture, equipment and leasehold improvements recorded under capital leases was $6,073 at December 31, 1996 and 1995.

    Included in furniture, equipment and leasehold improvements are unamortized development costs related to the Company's proprietary management information system. This system was placed in service in May 1995 and is being amortized on a straight-line basis. As a result of billing problems encountered after the system was placed in service, the Company evaluated the system during the fourth quarter of 1995 and determined that the system would require additional enhancements to meet its initial design objectives and that its value had been impaired. As a result, in 1995 the Company reduced the unamortized costs from $4,471 to $2,000 and recorded a $2,471 loss on impairment of the asset.

    In the fourth quarter of 1995, the Company determined that it intended to replace certain limited capacity switches, the majority of which were acquired through acquisitions of other telecommunications service providers, with newer switches having increased functionality and capacity. As a result of this decision, the Company wrote off these switches and in 1995 recorded a $2,544 loss on impairment of assets. In June 1996, the Company recorded a $1,000 loss on impairment of microwave equipment.

5. INVESTMENT IN JOINT VENTURE

    In December 1993, Midcom contracted to acquire a 50% interest in Dal Telecom International ("Dal Telecom"), a provider of local, long distance, international and cellular telecommunications services in the Russian Far East. To acquire its interest in Dal Telecom, Midcom committed to make a capital contribution of cash, equipment and services of approximately $12,700. As of December 31, 1995, the Company had invested a total of $8,815 in the joint venture but was unable to fund additional contributions. In March 1996, the Company and the joint venture partner agreed to amend the terms of the joint venture to provide that the Company had a 40% equity interest in the joint venture.

    The Company's commitment to Dal Telecom required significant amounts of capital resources and management attention given the logistics of maintaining a relationship in Russia. As a result, the Company decided that it was in its best interests to focus on its domestic business and to sell its interest in Dal Telecom. As a result of this decision, the Company wrote down its investment in Dal Telecom to $2,000 at

                           MIDCOM COMMUNICATIONS INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

5. INVESTMENT IN JOINT VENTURE (CONTINUED)
December 31, 1995, which was the Company's estimate of the net recoverable value of its investment in Dal Telecom, and recorded a $6,815 loss on impairment of the asset. This estimate was based on market information currently available to the Company and certain assumptions about the future operations of Dal Telecom, over which the Company had limited control. The Company discontinued recording its share of the income or losses of Dal Telecom as of December 31, 1995. During the third quarter of 1996, the remaining investment of $2,000 was written off to loss on impairment of assets, as the Company was unable to locate a purchaser for its interest.

6. BUSINESS COMBINATIONS

    During 1994, 1995, and the first three months of 1996, the Company completed a series of acquisitions from telecommunications companies offering services similar or complementary to those offered by the Company. Certain of these acquisitions included the purchase of substantially all of the operating assets of the acquiree, including customer bases, and in other situations only specific customer bases. These asset acquisitions have been accounted for using the purchase method, with the excess of the purchase price over the net tangible assets acquired being allocated to acquired customer bases, non-compete agreements and goodwill. Revenue generated from the acquired customer bases are included in the accompanying statements of operations from the dates of the acquisitions.

    The total consideration paid for these acquisitions was $89,769 of which $74,735 was allocated to intangible assets. These acquisitions generally were financed through borrowings under the Company's lines of credit, issuance of debt and stock and assumption of liabilities.

    Components of intangible assets at December 31, 1996 and their respective estimated useful lives were as follows:

Customer bases........................................  $  49,986      3 years
Non-compete agreements................................                  2 to 4
                                                            3,527        years
Goodwill..............................................      1,566     25 years
                                                        ---------
                                                        $  55,079
                                                        ---------
                                                        ---------

    Based on certain changes in circumstances that occurred in the first quarter of 1996, including turnover in personnel, reduction in sales force and continuing attrition of acquired customer bases, the Company determined that effective January 1, 1996, a reduction in the estimated life of previously acquired customer bases from 5 years to 3 years was appropriate. This reduction in estimated life increased amortization expense by $10,260 for the year ended December 31, 1996. In addition, the Company wrote down certain acquired customer bases and recorded a loss on impairment of assets of $17,765 during 1996.

    Substantially all of the Company's intangible assets consist of acquired customer bases which are subject to attrition. The estimated useful lives of these customer bases are based on attrition rates considered standard in the industry. If the Company's actual attrition rates were to exceed these estimates, or other unfavorable changes in business conditions were to occur, the value of the related customer bases would be impaired and future operating results would be adversely affected.

                           MIDCOM COMMUNICATIONS INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

6. BUSINESS COMBINATIONS (CONTINUED)
    In connection with certain previous acquisitions, the Company was obligated to issue or release from escrow additional shares of its common stock or pay additional cash consideration upon the satisfaction of certain contingencies. Such contingencies include, among other things, maintenance of specified revenue levels and satisfaction of general representations and warranties. The contingency periods range from six months to two years. During 1996, the Company issued or released from escrow a total of 106,782 shares of common stock and paid $1,154 in cash to partially satisfy these obligations. As of December 31, 1996, there were a total of 151,675 shares in escrow that may be released upon the satisfaction of remaining contingencies.

    In accordance with applicable accounting standards, the common stock or other consideration issuable under the contingency arrangements has not been included in the determination of purchase price, nor have the shares been considered outstanding for purposes of net loss per share calculations. Additional consideration will be recorded when the outcome of a contingency is determined.

    The Company is obligated in certain cases to issue additional shares of its common stock in the event that the market price of such stock, when the shares become registerable, is less than the price at the acquisition dates. In January 1997, the Company issued 49,233 shares of common stock in partial satisfaction of these obligations. Based on the Company's stock price on March 21, 1997, approximately 255,000 additional shares remain to be issued as a result of these obligations.

7. NOTES PAYABLE

    At December 31, 1996 and 1995, the Company had $680 in notes outstanding, secured by a personal guarantee of the principal shareholder of the Company. The notes are due upon 30-day demand, or no later than March 28, 1999. Interest on these notes is payable monthly, at a rate of prime plus 2% (but in no event lower than 9% or greater than 13%) per annum. Warrants to purchase up to a total of 59,500 shares of Common Stock at an exercise price of $7.44 per share, subject to adjustments in the exercise price related to dilutive activities, were granted to the holders of the notes. The warrants expire on March 28, 1999.

    In connection with a customer base purchase agreement, the Company had a noninterest-bearing obligation totaling $12,000 as of December 31, 1995. The unsecured obligation required monthly payments of $3,000 from January through April 1996, payable in cash or common stock. The Company paid $3,000 to the seller in January 1996 and has withheld the remaining payments pending resolution of certain disputes with the seller. Based on the Company's stock price on March 21, 1997, the Company would be required to issue approximately 507,000 shares of its common stock to satisfy this obligation.

    At December 31, 1995, the Company had approximately $2,000 in additional notes payable to sellers of certain customer bases. These notes bore interest at rates up to 10% and were paid in full during 1996.

                           MIDCOM COMMUNICATIONS INC.

8. LONG-TERM OBLIGATIONS

    Long-term obligations as of December 31 consisted of the following:

                                                                                                 1996       1995
                                                                                               ---------  ---------
Convertible subordinated notes payable, maturing on August 15, 2003, interest at 8 1/4%, interest payable semi-annually, convertible into common stock at the option of the holder at any time prior to maturity..............................................................  $  97,743  $  --
Senior Revolving Credit Facility with Transamerica Business Credit Corporation. Applicable interest rate on outstanding advances at December 31, 1995 was 9%. This facility was secured by substantially all of the Company's assets. The balance was repaid in full in
  1996.......................................................................................     --         37,428
Note payable secured by assets acquired, interest payable quarterly at the prime rate plus
  1%. Balance due in full September 30, 1998.................................................        800        800
Note payable secured by certain property and equipment, interest at 5% to 15%, principal and
  interest payments due in monthly installments through May 31, 1997.........................         27        408
Capital Lease Obligations, interest at 5% to 14.3%, principal and interest payments due in
  monthly installments through 2002..........................................................      3,897      4,929
                                                                                               ---------  ---------
                                                                                                 102,467     43,565
Less current portion.........................................................................      3,314     41,721
                                                                                               ---------  ---------
                                                                                               $  99,153  $   1,844
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    Principal maturities of long-term debt at December 31, 1996 are as follows:

1997..............................................................  $   3,314
1998..............................................................        976
1999..............................................................        142
2000..............................................................        144
2001..............................................................        148
Thereafter........................................................     97,743
                                                                    ---------
Total.............................................................  $ 102,467
                                                                    ---------
                                                                    ---------

    In August and September of 1996, the Company completed a private placement (the "Private Placement") of $97,743 in aggregate principal amount of 8 1/4% Convertible Subordinated Notes due 2003 (the "Notes"). Interest on the Notes is due semi-annually, on February 15 and August 15 of each year, commencing February 15, 1997. The Notes are convertible into shares of the Company's common stock, at a conversion price of $14.0875 per share (equivalent to a conversion rate of 70.985 share per $1,000 principal amount of Notes), subject to adjustment in certain events.

    In November 1995, the Company obtained a senior secured revolving credit facility from Transamerica Business Credit Corporation ("Transamerica") and certain other lenders (the "Transamerica Credit Facility") which provided for borrowings of up to $50,000, subject to certain limitations and financial covenants. The Company was not in compliance with some of these covenants as of December 31, 1995. The Transamerica Credit Facility was further amended in March 1996 to reduce the overall commitment by the lender from $50,000 to $43,000. The outstanding balance under the Transamerica Credit Facility was

                           MIDCOM COMMUNICATIONS INC.

8. LONG-TERM OBLIGATIONS (CONTINUED)
repaid in full in August 1996 with the proceeds of the Private Placement, and the facility was terminated on January 31, 1997.

    On March 28, 1996, the Company obtained a temporary bridge loan of $15,000 from Transamerica. The bridge loan was secured by substantially all of the Company's assets, bore interest at 12% and was originally due on April 27, 1996. The Company paid an initial loan fee of $500 and had the right to extend the due date of the loan for 30-day periods upon payment of an additional fee of $200 for each 30-day extension, with final payment due by September 24, 1996. This bridge loan was repaid in August 1996.

    The Company recorded an extraordinary item in the third and fourth quarters of 1995 of $2,992 and $1,075, respectively, related to the write off of original issue discounts and deferred financing costs.

9. PREFERRED STOCK

    During 1994, the Company issued 859,653 shares of Series A Redeemable Preferred Stock (the "Preferred Stock") to retire shareholder notes payable. The preferred stock was redeemed at $10 per share in July 1995 with proceeds from the Company's initial public offering.

10. COMMON STOCK

    On July 6, 1995, the Company completed the initial public offering of shares of its common stock at $11.00 per share, which resulted in net proceeds of approximately $54,182 to the Company after deducting the expenses of the offering. The net proceeds were used to repay indebtedness and redeem all of the outstanding shares of Preferred Stock.

    At December 31, 1996, common stock was reserved for the following:

Conversion of the Notes.........................................  6,938,279
Exercise and future grant of stock options......................  4,108,816
Employee stock purchase plan....................................    256,354
Exercise of outstanding warrants................................     59,500
                                                                  ---------
Total common stock reserved.....................................  11,362,949
                                                                  ---------
                                                                  ---------

11. STOCK OPTION PLAN

    The Company has a stock option plan which provides for the granting of nonqualified and incentive stock options to purchase up to 4,739,063 shares of common stock. Options granted become exercisable over vesting periods of up to five years at exercise prices determined by the Board of Directors, and generally expire ten years from the date of grant.

    Stock options have generally been granted at the fair market value at the date of grant. However, a limited number of options have been granted at less than the fair market value, in which case compensation expense has been recognized over the vesting period based on the excess of the fair market value stock at the date of grant over the exercise price.

                           MIDCOM COMMUNICATIONS INC.

11. STOCK OPTION PLAN (CONTINUED)
    Presented below is a summary of stock option plans activity for the years shown:

                                                                                           EXERCISE
                                                                             SHARES         PRICE
                                                                           ----------  ----------------
Options outstanding at January 1, 1994...................................     484,805  $   2.29 - $5.71
  Granted................................................................     663,139  $   2.29 - $9.14
  Canceled...............................................................    (117,460) $   2.29 - $9.14
                                                                           ----------  ----------------
Options outstanding at December 31, 1994.................................   1,030,484  $   2.29 - $9.14
  Granted................................................................     740,954  $  1.00 - $18.50
  Canceled...............................................................    (365,619) $  2.29 - $15.75
  Exercises..............................................................     (66,333) $  2.29 - $18.50
                                                                           ----------  ----------------
Options outstanding at December 31, 1995.................................   1,339,486  $  1.00 - $18.50
  Granted................................................................   3,545,009  $  3.00 - $15.50
  Canceled...............................................................    (637,202) $  2.29 - $18.50
  Exercises..............................................................    (563,914) $  1.00 - $10.50
                                                                           ----------  ----------------
Options outstanding at December 31, 1996.................................   3,683,379  $  2.29 - $18.50
                                                                           ----------  ----------------
                                                                           ----------  ----------------

    At December 31, 1996, a total of 425,437 shares were available for future issuance under the plans.

    The following table summarizes information for options currently outstanding and exercisable at December 31, 1996:

                         OPTIONS OUTSTANDING
                  ----------------------------------                          OPTIONS EXERCISABLE
                                 WEIGHTED AVERAGE                        ------------------------------
    RANGE OF        NUMBER           REMAINING        WEIGHTED AVERAGE     NUMBER     WEIGHTED AVERAGE
EXERCISE PRICES   OUTSTANDING    CONTRACTUAL LIFE      EXERCISE PRICE    EXERCISABLE   EXERCISE PRICE
----------------  -----------  ---------------------  -----------------  -----------  -----------------
 2.29 - $6.50............    128,215             8.8      $    3.69          89,000       $    3.50
 6.51 - $12.00...........  3,316,815             9.5      $    8.85         228,532       $    9.70
12.01 - $18.50...........    238,349             8.5      $   15.69          57,250       $   16.96
                  -----------                                            -----------
                   3,683,379                                                374,782
                  -----------                                            -----------
                  -----------                                            -----------

    The Company applies APB 25 in accounting for its stock issued to employees. Had compensation cost for the Company's stock options been recognized based upon the fair value on the grant date under the methodology prescribed by SFAS 123, the Company's net loss and net loss per share for the years ended December 31, 1996 and 1995 would have been impacted as indicated in the following table. Note that due to the adoption methodology prescribed by SFAS 123, the proforma results shown below only reflect the impact of options granted in 1995 and 1996. Since option vesting occurs over five years, the proforma impact shown for 1996 and 1995 is not representative of what the impact will be in future years.

                                                                                    1996         1995
                                                                                 -----------  ----------
Net loss--as reported..........................................................  $   (97,319) $  (33,418)
Net loss--proforma.............................................................  $  (101,549) $  (34,066)

Loss per share--as reported....................................................  $     (6.27) $    (2.76)
Loss per share--proforma.......................................................  $     (6.54) $    (2.82)

                           MIDCOM COMMUNICATIONS INC.

11. STOCK OPTION PLAN (CONTINUED)
    This fair value of options granted (which is amortized to expense over the option vesting period in determining the proforma impact), is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions used for grants in 1996 and 1995:

Expected life of option.....................................................  3 1/2 yrs
Risk free interest rate.....................................................       6.5%
Expected volatility.........................................................      60.0%
Dividend yield..............................................................     --

    The weighted average fair value of options granted during 1996 and 1995 is as follows:

                                                                                    1996         1995
                                                                                ------------  ----------
Fair value of each option granted.............................................  $       4.16  $     7.02
Total number of options granted...............................................     3,545,009     740,954
                                                                                ------------  ----------
Total fair value of all options granted.......................................  $     14,747  $    5,201
                                                                                ------------  ----------
                                                                                ------------  ----------

    In accordance with SFAS 123, the weighted average fair value of stock options granted is required to be based on a theoretical statistical model using the preceding Black-Scholes assumptions. In actuality, because company stock options do not trade on a secondary exchange, employees can receive no value nor derive any benefit from holding stock options under these plans without an increase in the market price of Midcom stock. Such an increase in stock price would benefit all stockholders commensurably.

                           MIDCOM COMMUNICATIONS INC.

12. INCOME TAXES

    Components of the Company's deferred tax liabilities and assets as of December 31 are as follows:

                                                                                               1996        1995
                                                                                            ----------  ----------
Deferred tax assets:
  Sales reserves and allowances...........................................................  $    2,248  $    1,326
  Accrued compensation costs..............................................................         322      --
  Provisions not currently deductible.....................................................       1,829         376
  Accrued restructuring costs.............................................................         373      --
  Contract settlement.....................................................................       1,520      --
  Tax depreciation different than financial accounting depreciation.......................       1,455      --
  Intangible tax amortization different than financial financial statement amortization...      17,560       1,832
  Losses and write-down of foreign joint venture..........................................       3,769       3,022
  Net operating loss carry forwards.......................................................      24,817       7,648
                                                                                            ----------  ----------
  Total deferred tax assets...............................................................      53,893      14,204
Valuation allowance.......................................................................     (53,502)    (13,017)
                                                                                            ----------  ----------
                                                                                            $      391  $    1,187
                                                                                            ----------  ----------
Deferred tax liabilities:
  Tax depreciation different than financial accounting depreciation.......................      --            (424)
  Cash to accrual change..................................................................        (391)       (763)
                                                                                            ----------  ----------
  Total deferred tax liabilities..........................................................        (391)     (1,187)
                                                                                            ----------  ----------
  Net deferred tax liabilities............................................................  $   --      $   --
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    On January 1, 1994, when the Company became a C Corporation, a valuation allowance on deferred tax assets was not required due to the net deferred tax liability position. At December 31, 1994, the valuation allowance of $316 was established for the deferred tax assets in excess of deferred tax liabilities. The valuation allowance was increased $40,485 and $13,333 in 1996 and 1995, respectively.

    The Company has net operating loss carry forwards for federal income tax purposes available to offset future federal taxable income, if any, of approximately $60,042 with the following expirations: $4,536 in 2009, $8,770 in 2010 and $46,736 in 2011.

                           MIDCOM COMMUNICATIONS INC.

12. INCOME TAXES (CONTINUED)
    The provisions for income taxes differ from the "expected" income tax benefit as follows for the years ended December 31:

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
Computed expected federal tax benefit................................................      (34.0)%     (34.0)%     (34.0)%
State taxes, net of federal benefit..................................................       (6.0)%      (6.0)%      (6.0)%
Deferred taxes associated with Midcom S Corporation to C Corporation conversion,
  January 1, 1994....................................................................     --         --            6.8%
Deferred tax asset realization related to acquisitions...............................     --         --           16.8%
Change in valuation allowance for net deferred tax assets............................       39.8%      38.0%      10.4%
Other................................................................................        0.2%       2.0%       6.0%
                                                                                       ---------  ---------  ---------
                                                                                              --%        --%        --%
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

13. RELATED-PARTY TRANSACTIONS

    The largest shareholder of the Company and the Company's former President and Chief Executive Officer jointly own QuestWest Inc. QuestWest Inc., in turn, holds approximately an 85% interest in Quest America Limited Partnership ("Quest LP"). In December 1993, the Company entered into a distribution agreement with Quest LP that entitles Quest LP to a sales commission from the Company at a rate equal to the most favorable rate available to other comparable Company distributors. In October 1995 the largest shareholder sold their interest in Quest LP to a third party and the most favorable rate clause in the distribution agreement was eliminated. During 1995 and 1994, Quest LP received $295 and $66, respectively, in net commissions.

    Effective May 1996, the Company entered into an employment agreement with William H. Oberlin, the Company's President and Chief Executive Officer. The agreement provides for a base salary of $25 per month and an annual bonus to be determined each year by the Company's Board of Directors based on certain quantitative and qualitative targets set forth in the Company's annual business plan. In connection with entering into the agreement, the Company granted Mr. Oberlin options to purchase up to 1,214,714 shares of Common Stock pursuant to the Company's Stock Option Plan. The options vest ratably over a five-year period. Mr. Oberlin is entitled to up to two years severance (reduced to one year severance in certain circumstances) in the event of termination. Severance generally equals the sum of the annualized base salary at the time of termination and the average annual bonuses for the fiscal years preceding termination. The agreement also contains a non-interference provision pursuant to which, for a period of six months following termination of employment, Mr. Oberlin has agreed to, among other things, preserve the confidentiality of the Company's customer list and refrain from actively soliciting the Company's customers existing at the date of termination.

    Effective May 1996, the Company entered into consulting agreements with Marvin C. Moses and John M. Zrno, each a director of the Company, pursuant to which Messrs. Moses and Zrno have agreed to provide consulting services to the Company with respect to acquisitions, investor and other strategic relations and strategic financial matters. Pursuant to the agreements, the Company is required to pay each of these individuals a retainer of $8.333 per month. In addition, in connection with the agreements, the Company has granted to each of these individuals options for the purchase of 253,681 shares of Common Stock pursuant to the Company's Stock Option Plan. The options vest ratably over a five-year period. The

                           MIDCOM COMMUNICATIONS INC.

13. RELATED-PARTY TRANSACTIONS (CONTINUED) agreements terminate after a period of five years beginning on June 1, 1996, unless terminated earlier in accordance with the terms thereof. The agreements may be terminated by either party at any time upon 30 days prior written notice.

    In June 1994, the Company entered into an employment agreement with Ashok Rao, the former President and Chief Executive Officer of the Company. The agreement provided for a base salary of $25 per month. Mr. Rao resigned from the Company in April 1996. In connection with Mr. Rao's resignation, the Company has elected to repurchase 885,360 shares of Common Stock held by Mr. Rao and certain trusts established by Mr. Rao (the "Rao Shares"). See Note 15, below. Under an agreement between Mr. Rao and Paul Pfleger, Vice Chairman of the Company's Board of Directors, pursuant to which Mr. Rao purchased the Rao Shares from Mr. Pfleger, Mr. Pfleger is entitled to receive payments aggregating approximately $2.2 million out of proceeds received by Mr. Rao from the sale of the Rao Shares to the Company.

14. EMPLOYEE BENEFIT PLANS

401(K) SALARY DEFERRAL AND PROFIT SHARING PLAN

    Prior to February 1, 1996, the Company maintained a 401(k) Salary Deferral and Profit Sharing Plan with its affiliate SP Investments Inc. ("SPII"). Effective February 1, 1996, SPII withdrew from the Retirement Plan. The Company maintains a voluntary defined contribution profit sharing plans covering all eligible employees as defined in the plan documents. Participating employees may elect to defer and contribute a stated percentage of their compensation to the plan, not to exceed the dollar amount set by law. The Company matches 50% of each employee's contribution up to a maximum of the first 6% of each employee's compensation.

    The Company's matching contributions to the plan were approximately $283, $253, and $156 for the years ended December 31, 1996, 1995 and 1994, respectively.

EMPLOYEE STOCK PURCHASE PLAN

    In December 1994, the Company established an Employee Stock Purchase Plan which became effective upon the successful completion of the Company's initial public offering of common stock. The Company's plan provides that eligible employees may contribute up to 10% of their base earnings toward the semi-annual purchase of the Company's common stock. The employee's purchase price is 95% of the lesser of the fair market value of the stock on the first business day or the last business day of the semi-annual offering period. The total number of shares issuable under the plan is 262,500. There were 3,717 shares issued under the plan during fiscal 1996 at prices ranging from $8.08 to $13.66, and 2,429 shares issued under the plan during fiscal 1995 at a price of $14.61.

15. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company leases its office space and certain equipment under terms of noncancelable operating leases, which expire on various dates through 2004. The leases generally require that the Company pay certain maintenance, insurance and other operating expenses. Rent expense under operating leases for the years ended December 31, 1996, 1995 and 1994 was $3,281, $2,535, and $566,
respectively.

                           MIDCOM COMMUNICATIONS INC.

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    At December 31, 1996, minimum future lease payments under noncancelable operating leases are as follows:

                                                                                      OPERATING
                                                                                       LEASES
                                                                                     -----------
1997...............................................................................   $   3,092
1998...............................................................................       2,797
1999...............................................................................       2,521
2000...............................................................................       2,271
2001...............................................................................       1,765
Thereafter.........................................................................       3,340
                                                                                     -----------
  Total............................................................................   $  15,786
                                                                                     -----------
                                                                                     -----------

COMMITMENTS WITH PROVIDERS

    Under the terms of carrier contracts executed with AT&T and other carriers, the Company has made commitments to maintain or achieve certain volume levels in order to obtain special forward pricing. Under some of these contracts, the Company guarantees to sell a certain amount of long distance volume within a certain time period or purchase all or a portion of any unused volume. Under others, if certain volume levels are not achieved during stated periods, pricing is adjusted going forward to levels justified by current volumes.

    At December 31, 1996, minimum future usage commitments are as follows:

1997..............................................................  $  26,790
1998..............................................................      3,287
1999..............................................................     --
2000..............................................................     75,000
                                                                    ---------
  Total...........................................................  $ 105,077
                                                                    ---------
                                                                    ---------

    As of September 30, 1996, Midcom's minimum volume commitment under its supply contract with AT&T Corp. ("AT&T"), its largest supply contract, was $117,000. The Company estimated that, as of the last measurement date on September 30, 1996, it would have been in shortfall of its minimum commitments to AT&T by approximately $27,600 based on then current contract requirements. However, on October 31, 1996, the Company and AT&T executed a Release and Settlement Agreement pursuant to which substantially all disputes between the Company and AT&T have been resolved. Also on October 31, 1996, the Company and AT&T executed a new carrier contract pursuant to which the Company's minimum commitment to AT&T was reduced to $13,700 to be used over the eighteen month period immediately following execution of the agreement. In addition, the new carrier contract provides for more favorable pricing for certain network services provided by AT&T. In consideration for the terms of the settlement and the new rate structure, the Company is required to pay AT&T $8,800 payable in two installments. The first payment of $5,000 was made on November 6, 1996, and the remaining balance of $3,800 will be due within 30 days of Midcom announcing quarterly gross revenue in excess of $75,000 or upon completion of a change in control.

                           MIDCOM COMMUNICATIONS INC.

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At the present time, the Company has achieved or reserved for all of its required volume commitments. There can be no assurance that the minimum usage commitments will be achieved in the future, and if such commitments are not achieved future operating results could be adversely affected.

    During the years ended December 31, 1996, 1995 and 1994, the Company relied on three carriers to carry traffic representing approximately 74%, 67% and 97% of the Company's revenue, respectively. The Company has the ability to transfer its customers' traffic from one supplier to another in the event a supplier declines to continue to carry the Company's traffic. However, such transfers could result in disruption of service to the customers, with a subsequent loss of revenue which would adversely affect operating results.

ACQUISITIONS

    In connection with several business or customer base acquisition agreements, the Company is obligated to issue additional consideration upon the satisfaction of certain contingencies.

SHARE REDEMPTION

    In connection with the resignation of Ashok Rao, the Company's former President and Chief Executive Officer, the Company has elected to repurchase 885,360 shares of Common Stock held by Mr. Rao and certain trusts established by Mr. Rao (the "Rao Shares") at a price equal to the fair market value of the Rao Shares on the date of Mr. Rao's resignation. The date of resignation and the amount of the restricted security discount to be applied to the value of the Rao Shares have been submitted to arbitration. Once determined, the purchase price is to be paid by the Company in 36 equal monthly installments and will bear interest at a rate of 8% per annum.

REGULATION

    FEDERAL

    The Company has all necessary authority to provide domestic interstate and international telecommunications services under current FCC regulations. Midcom has filed both domestic and international tariffs with the FCC, and PacNet has, and is only required to file, international tariffs. Pursuant to a 1995 court decision, detailed rate schedules now must be filed in lieu of the "reasonable range of rates" tariff previously accepted by the FCC. In reliance on the FCC's past practice of allowing relaxed range of rates tariffs for non-dominant carriers, Midcom and most of its competitors did not maintain detailed rate schedules. Until the two-year statute of limitations expires, Midcom could be held liable for damages for its failure to maintain detailed rate schedules, although it believes that such an outcome is highly unlikely and would not have a material adverse effect on it. Pursuant to authority granted to it in the 1996 Telecommunications Act, the FCC is considering "mandatory detariffing" for domestic non-dominant carriers. This proposal (which has been stayed by an order of the federal district court in Washington, D.C.) would relieve the Company of its obligation to file tariffs applicable to its domestic interexchange offerings.

    STATE

    The intrastate long distance operations of Midcom are also subject to various state laws. The majority of states require certification or registration, which the Company has secured in 47 states and Washington, D.C. Many states require tariff filings as well.

                           MIDCOM COMMUNICATIONS INC.

15. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    In certain states, approval for transfers of control and acquisitions of customer bases must be obtained. Midcom has been successful in obtaining all necessary regulatory approvals to date, although revisions of tariffs, authorities and approvals are being made on a continuing basis, and many such requests are pending at any one time.

    Some states may assess penalties on long distance service providers for traffic sold prior to tariff approval or the state's consent to an acquisition. Such states may require refunds to be made to customers. It is the opinion of management that such penalties and refunds, if any, would not have a material adverse effect on the results of operations or financial condition of the Company.

DISPUTES AND LITIGATION

    CLASS ACTION LAWSUIT. The Company, its Vice Chairman of the Board of Directors and largest shareholder, the Company's former President, Chief Executive Officer and director, and the Company's former Chief Financial Officer are named as defendants in a securities action filed in the U.S. District Court for the Western District of Washington (the "Complaint"). The Complaint was filed on behalf of a class of purchasers of the Company's Common Stock during the period beginning on July 6, 1995, the date of the Company's initial public offering, and ending on March 4, 1996 (the "Class Period"). An amended complaint (the "Amended Complaint") was filed on July 8, 1996. In November 1996, the Court granted the defendants' motion to dismiss the amended Complaint. The Amended Complaint alleges, among other things, that the registration statement and prospectus relating to the Company's initial public offering contained false and misleading statements concerning the Company's billing software and financial condition. The Amended Complaint further alleges that, throughout the Class Period, the defendants inflated the price of the Common Stock by intentionally or recklessly making material misrepresentations or omissions which deceived the public about the Company's financial condition and prospects. The Amended Complaint alleges claims under the Securities Act and the Exchange Act as well as various state laws, and seeks damages in an unstated amount. Defendants filed a motion to dismiss on August 7, 1996 and filed a reply to plaintiffs' opposition on September 18, 1996. Oral arguments were heard on November 1, 1996. All discovery proceedings are stayed until defendants' motion to dismiss is acted on by the Court. While the Company believes that it has substantive defenses to the claims in the Amended Complaint and intends to vigorously defend this lawsuit, it is unable to predict the outcome of this action.

    SEC INVESTIGATION. The Company was informed in May 1996 that the SEC was conducting an informal inquiry regarding the Company. The Company has voluntarily provided the documents requested by the Commission. In addition, the SEC has requested the Company's cooperation in interviewing certain current and former Company personnel and the Company is in the process of scheduling such interviews. However, the Company has not been informed whether or not the SEC intends to commence a formal action against the Company or any of its affiliates. The Company is, therefore, unable to predict the ultimate outcome of the investigation. In the event that the SEC elects to initiate a formal enforcement proceeding, the Company and certain of its current and/or former officers could be subject to civil or criminal sanctions including monetary penalties and injunctive measures. Any such enforcement proceeding could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company is also party to other routine litigation incident to its business and to which its property is subject. The Company's management believes the ultimate resolution of these matters will not have a material adverse effect on the Company's business, financial condition or results of operations.

                           MIDCOM COMMUNICATIONS INC.

16. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                                          1996       1995       1994
                                                                                        ---------  ---------  ---------
Noncash investing and financing activities:
  Application of related-party accounts receivable to related-party accounts
    payable...........................................................................  $  --      $  --      $   1,234
  Conversion of amounts due to related parties to redeemable preferred stock..........     --         --          8,597
  Issuance of notes payable and assumption of liabilities for acquisitions of customer
    bases.............................................................................        459     42,591      5,154
  Capital lease obligation for equipment..............................................     --          1,892      2,207
  Issuance of notes payable for equipment.............................................     --            310     --
  Issuance of common stock warrants in connection with financing......................     --         --          3,500
  Issuance of common stock for acquisitions...........................................        513      9,877      1,040
  Issuance of note payable for settlement of carrier accounts payable.................      3,800      3,500     --
Cash paid for interest................................................................      5,074      4,128      1,453
Cash paid for income taxes............................................................     --             25        131

17. RESTRUCTURING CHARGE

    In March and April 1996, the Company made announcements regarding changes in senior management and the restructuring of its operations in order to reduce expenses to the level of available capital. These actions included the layoff of certain employees and contractors and the closure of 6 sales offices. As a result, the Company recorded a charge of $1,620 during the first quarter 1996 and $600 during the second quarter of 1996, the components of which relate primarily to severance and lease cancellation charges. Included in the first quarter restructuring charge is approximately $420 relating to the extension of the time period to exercise outstanding stock options. As of December 31, 1996, $807 of this restructuring charge remained in accrued liabilities.

18. SUBSEQUENT EVENTS

    In February 1997, the Company entered into an agreement with Foothill Capital Corporation for a revolving credit facility. Under the terms of the agreement, the Company will be able to borrow up to $30,000, subject to a borrowing base limitation of 85% of eligible billed and 75% of eligible unbilled receivables. Borrowings under this agreement will bear interest at a prime rate, plus one percent, and will be secured by substantially all of the assets of the Company. Pursuant to the agreement, the Company is required to maintain minimum levels of adjusted net worth and is subject to a number of negative covenants which place limitations on, among other things, capital expenditures, investments and additional debt. Other covenants preclude payment of cash dividends and require the Company to obtain the lenders' consent prior to making any acquisitions. Borrowings under the agreement will not be available until satisfaction of a number of conditions, consisting primarily of final documentation of security arrangements, which is expected to occur by May 1997.

    On February 18, 1997, the Company announced that it had awarded a supply agreement to Northern Telecom ("Nortel") for the acquisition of a total of six DMS-250 and DMS-500 local/long distance switching systems. Scheduled for completion by mid-1997, the network will handle local, long distance and value added services. The Company also announced that it had entered into a master lease agreement with Comdisco, Inc. ("Comdisco"), to provide financing for the Nortel switches. The initial financing is approximately $13,000. In March 1997, a warrant for the purchase of up to 117,000 shares of the Company's common stock was granted to Comdisco in connection with this financing arrangement.

                           MIDCOM COMMUNICATIONS INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................   $   1,532
  Accounts receivable, less allowance for doubtful accounts of $6,184...........      20,421
  Prepaid expenses and other current assets.....................................       1,820
                                                                                  -----------
    Total current assets........................................................      23,773

Furniture, equipment and leasehold improvements, net............................      24,126
Intangible assets, less accumulated amortization of $49,199.....................       6,402
Other assets and deferred charges, net..........................................       3,891
                                                                                  -----------
                                                                                   $  58,192
                                                                                  -----------
                                                                                  -----------
                            LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Notes payable.................................................................   $ 113,872
  Line of credit................................................................      20,734
  Current portion of capital lease obligations..................................      14,501
  Accounts payable..............................................................       8,524
  Carrier accounts payable......................................................      25,316
  Accrued expenses and other current liabilities................................      16,160
                                                                                  -----------
    Total current liabilities...................................................     199,107

Long-term obligations, less current portion.....................................      --
Other long-term liabilities.....................................................       3,800

Shareholders' deficit:
  Common stock..................................................................      62,063
  Deferred compensation.........................................................      (1,321)
  Accumulated deficit...........................................................    (205,457)
                                                                                  -----------
Total shareholders' deficit.....................................................    (144,715)
                                                                                  -----------
                                                                                   $  58,192
                                                                                  -----------
                                                                                  -----------

      See Notes to Unaudited Condensed Consolidated Financial Statements.

                           MIDCOM COMMUNICATIONS INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                           ----------------------
                                                                                              1997        1996
                                                                                           ----------  ----------

                                                                                           (IN THOUSANDS, EXCEPT
                                                                                              PER SHARE DATA)
Revenue..................................................................................  $   74,339  $  124,590
Cost of revenue..........................................................................      54,809      89,828
                                                                                           ----------  ----------
Gross profit.............................................................................      19,530      34,762
Operating expenses:
  Selling, general and administrative....................................................      62,646      48,048
  Depreciation...........................................................................       4,133       4,327
  Amortization...........................................................................       9,524      21,857
  Settlement of contract dispute.........................................................      --           8,800
  Relocation of corporate headquarters...................................................       4,866      --
  Restucturing charge....................................................................      --           2,220
  Loss on impairment of assets...........................................................      --          20,765
                                                                                           ----------  ----------
                                                                                               81,169     106,017
                                                                                           ----------  ----------
Operating loss...........................................................................     (61,639)    (71,255)
Other expense (income):
  Interest expense, net..................................................................       8,337       5,959
  Other expense (income), net............................................................        (427)        206
                                                                                           ----------  ----------
Loss before provision for income taxes...................................................     (69,549)    (77,420)
Provision for income taxes...............................................................      --          --
                                                                                           ----------  ----------
Net loss.................................................................................  $  (69,549) $  (77,420)
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Net loss per share.......................................................................  $    (4.51) $    (5.01)
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Weighted average common shares outstanding...............................................      15,438      15,442
                                                                                           ----------  ----------
                                                                                           ----------  ----------

      See Notes to Unaudited Condensed Consolidated Financial Statements.

                           MIDCOM COMMUNICATIONS INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------

                                                                                                (IN THOUSANDS)
Net cash used in operating activities.....................................................  $  (40,150) $   (6,591)
                                                                                            ----------  ----------
Investing activities:
    Purchases of furniture, equipment and leasehold improvements..........................      (7,370)     (1,729)
    Net assets acquired in acquisition....................................................        (291)     --
    Proceeds from sale of assets..........................................................          33         673
                                                                                            ----------  ----------
        Net cash used in investing activities.............................................      (7,628)     (1,056)
                                                                                            ----------  ----------
Financing activities:
    Borrowings under line of credit.......................................................      43,735      --
    Repayments of line of credit..........................................................     (23,001)     --
    Proceeds from issuance of convertible subordinated notes payable......................      --          97,743
    Proceeds from notes payable...........................................................      --             333
    Repayment of notes payable............................................................        (921)     (3,946)
    Proceeds from long-term obligations...................................................       6,544      15,000
    Repayment of long-term obligations, including capital leases..........................      (1,165)    (53,687)
    Deferred financing costs..............................................................        (480)     (3,569)
    Repurchase of common shares...........................................................      (6,544)     --
    Proceeds from common stock issued for stock purchase plan and stock options...........         180       2,828
                                                                                            ----------  ----------
        Net cash provided by financing activities.........................................      18,348      54,702
                                                                                            ----------  ----------
Net (decrease) increase in cash...........................................................     (29,430)     47,055
Cash and cash equivalents at beginning of period..........................................      30,962       1,083
                                                                                            ----------  ----------
Cash and cash equivalents at end of period................................................  $    1,532  $   48,138
                                                                                            ----------  ----------
                                                                                            ----------  ----------

      See Notes to Unaudited Condensed Consolidated Financial Statements.

                             MIDCOM COMMUNICATIONS

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements include the accounts of MIDCOM Communications Inc. and its wholly-owned subsidiaries, collectively referred to as "Midcom" or the "Company." The unaudited interim condensed consolidated financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company's Form 10-K as filed with the Securities and Exchange Commission on March 31, 1997.

    On November 7, 1997, Midcom and three of its wholly-owned subsidiaries, PacNet Inc. ("PacNet"), Ad Val, Inc. ("Adval") and Cel-Tech International Corp. ("Cel-Tech"), each filed a petition (collectively, the "Petitions") for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court"), Case Nos. 97-59044-S, 59052-G, 59064-G and 59057-S,
respectively, with such cases to be jointly administered by the Bankruptcy Court under Case No. 97-59044-S, and are currently operating their respective businesses as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code and subject to the jurisdiction of the Bankruptcy Court. The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the filing under Chapter 11 of the Bankruptcy Code and related circumstances, including the Company's leveraged financial structure and losses from operations, such realization of assets and liquidation of liabilities is subject to significant uncertainty. While under the protection of Chapter 11 of the Bankruptcy Code, the Company may sell or otherwise dispose of assets, and liquidate or settle liabilities, for amounts other than those reflected in the accompanying unaudited condensed consolidated financial statements. Further, a plan of reorganization could materially change the amounts reported in such financial statements, which do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization. The appropriateness of using the going concern basis depends upon, among other things, confirmation of a plan of reorganization, future profitable operations, the ability to comply with the terms of any debtor-in-possession credit facility and the ability to generate sufficient cash from operations and financing arrangements to meet obligations.

    The information furnished in the accompanying unaudited condensed consolidated financial statements reflects, in the opinion of management, all adjustments, consisting of only normal recurring items, necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the reporting of operating segment information by publicly held companies in interim financial reports and annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The adoption of SFAS 131 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

                             MIDCOM COMMUNICATIONS

1. BASIS OF PRESENTATION (CONTINUED)
    In February 1997, the FASB issued SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 is effective for financial statements for years ending after December 15, 1997. As of December 31, 1997, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share (referred to in SFAS No. 128 as basic earnings per share), the dilutive stock options will be excluded. There is no expected impact on primary earnings per share. The Company has not yet determined the impact of SFAS 128 on the calculation of fully diluted earnings per share (referred to in SFAS No. 128 as diluted earnings per share).

2. LIQUIDITY, CAPITAL RESOURCES, BANKRUPTCY FILING AND OTHER SUBSEQUENT EVENTS

    The Company has operated at substantial losses since its inception. Net losses were approximately $69.5 million, $97.3 million and $33.4 million for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively. As a result of these losses, significant attrition in certain acquired customer bases, investments in business expansion and various other factors, the Company has required substantial external working capital. As of September 30, 1997, the book value of the Company's assets was approximately $58.2 million, total debt outstanding was approximately $149.1 million, and the Company had a negative net worth of approximately $144.7 million.

    In its Quarterly Report on Form 10-Q for the quarter ended June 30,1997, the Company disclosed that, in addition to borrowings available under its revolving credit facility (the "Foothill Credit Facility") with Foothill Capital Corporation ("Foothill"), and financing available under its capital lease facilities, the Company would require between $20 million and $30 million of additional capital in order to fund operating losses, working capital requirements and capital expenditures during the remainder of 1997. In August 1997, the Company obtained an $8 million bridge loan from Foothill (the "Foothill Bridge Loan"). The Foothill Bridge Loan had an interest rate of 15% per annum and was payable in full on November 1, 1997. In addition, on October 10, 1997, the Company completed a private placement of 875,000 shares of Common Stock. The Company received net proceeds from the private placement of approximately $5.5 million which were used for working capital purposes in October 1997.

    In early September 1997, the Company received a term sheet from a major financial institution for an equity financing ranging from $40 million to $50 million. Due diligence with respect to the proposed equity financing commenced immediately with the goal of closing the financing by October 31, 1997. In addition, throughout September and October 1997, the Company continued to pursue other short-term financing. However, at the end of October 1997, the Company had not been successful in its efforts to close the proposed equity financing or obtain additional financing.

    On November 4, 1997, as a result of the Company's failure to repay the Foothill Bridge Loan in full when due, Foothill gave notice of a default under the Foothill Credit Facility and ceased making any further advances to the Company or any of its subsidiaries. In addition to the repayment of the Foothill Bridge Loan, the Company was required to make substantial payments to Sprint Communications Company ("Sprint"), and several of the Company's suppliers threatened termination of services.

    Faced with the imminent termination of service by the Company's principal long-distance carriers, on November 7, 1997, the Company and three of its wholly-owned subsidiaries, PacNet, Adval and Cel-Tech, filed the Petitions and are currently operating their respective businesses as debtors-in-possession pursuant

                             MIDCOM COMMUNICATIONS

2. LIQUIDITY, CAPITAL RESOURCES, BANKRUPTCY FILING AND OTHER SUBSEQUENT EVENTS (CONTINUED) to Sections 1107(a) and 1108 of the Bankruptcy Code and subject to the jurisdiction of the Bankruptcy Court. The Petitions were filed in order to allow the Company and its subsidiaries to continue operations while obtaining relief from the immediate collection of obligations owed to Foothill, Sprint and other creditors.

    The voluntary filing of a petition for relief under the Bankruptcy Code constitutes a default under the Foothill Credit Facility, the Company's equipment lease facilities, the Indenture relating to the Company's $97.7 aggregate principal amount of 8 1/4% Subordinated Convertible Notes due 2003 and the note payable to Ashok Rao in connection with the redemption of certain shares of Common Stock (see Note 6, "Stock Repurchase," below). Accordingly, approximately $112.1 million of long-term indebtedness has been reclassified as current liabilities as of September 30, 1997. Since it is not possible to predict the impact of a sale or liquidation of the Company, no other adjustments have been made to the historical carrying values of the assets and liabilities.

    The Company has arranged for debtor-in-possession financing (the "Foothill DIP Facility") from Foothill. In connection with the Foothill DIP Financing, the Company incurred a loan fee of $250,000. The Foothill DIP Facility consists of a revolving credit facility with borrowing availability of up to $8.5 million, subject to the Company's satisfaction of various terms and conditions, bears interest at prime plus 4% on receivable based advances and 18% on overadvances and expires on January 15, 1997. There can be no assurance that borrowings available under the Foothill DIP Facility will be adequate to meet the Company's working capital needs or that the Company will not require additional debt or equity financing in the future, and there can be no assurance that any such additional debt or equity financing, if needed, would be available to the Company on acceptable terms or at all. In addition, the Company is currently attempting to solicit offers to purchase all or portions of its assets. There can be no assurance that any such transaction will be available to the Company on acceptable terms or at all. The Company is also undertaking aggressive cost-cutting measures, including the lay-off on November 7, 1997 of 170 of its 790 employees. Further cost-cutting measures will be required if the Company is unable to complete a sale of all or part of its business or obtain additional sources of working capital in the near-term. Cost-cutting measures, particularly those affecting the Company's sales and service functions, could have a material adverse effect on the Company's ability to generate revenue.

    The Company is required to submit a plan of reorganization to the Bankruptcy Court. The Company is in the process of developing a plan of reorganization, which the Company expects will involve the sale of all or part of its business. There can be no assurance that the Company will be successful in completing a sale of all or part of its business. In addition, there can be no assurance that the Bankruptcy Court will approve the Company's reorganization plan. If the Company is unable to find a buyer for all or part of its business, or if the Company's reorganization plan is not approved, the Company may be forced to liquidate.

3. ACQUISITION OF PHOENIX NETWORK, INC. AND TRANS NATIONAL COMMUNICATIONS

    On November 10, 1997, the Company announced that the August 13, 1997 merger agreements with Phoenix Network, Inc. ("Phoenix") and Trans National Communications ("TNC") had been terminated. On October 31, 1997, Phoenix notified the Company of its intent to terminate the merger agreement, effective November 5, 1997, due to alleged material breaches by the Company, including the Company's termination of its agreement with Sprint and the deterioration of the Company's financial condition. In

                             MIDCOM COMMUNICATIONS

3. ACQUISITION OF PHOENIX NETWORK, INC. AND TRANS NATIONAL COMMUNICATIONS (CONTINUED) addition, on November 6, 1997, TNC notified the Company of its intent to terminate its purchase agreements with Phoenix that Phoenix had assigned to the Company.

4. RELOCATION OF CORPORATE HEADQUARTERS AND RESTRUCTURING CHARGES

    In May 1997, the Company announced its intention to relocate its corporate headquarter functions based in Seattle, Washington to Southfield, Michigan, where the Company's Chief Executive Officer and other key executives maintained offices. During the third quarter of 1997, the Company completed the relocation of various corporate support functions, including human resources, legal, finance and information services, affecting approximately 130 employees, to temporary office space in Southfield. The Company had originally planned to move these corporate support functions to permanent office space in Southfield when it became available in December 1997; however, in light of the recent deterioration of the Company's financial condition, those plans are being re-evaluated.

    In June 1997, the Company recorded a restructuring charge of $2.5 million, consisting primarily of the cost of severance and loss on disposal of assets in connection with the corporate headquarters relocation. This restructuring charge is included in the corporate headquarters relocation expenses reported on the accompanying unaudited condensed consolidated statement of operations for the nine-month period ended September 30, 1997. As of September 30, 1997, $0.4 million of this restructuring charge remained in accrued liabilities.

    During the third quarter of 1997, the Company incurred approximately $2.1 million of expenses related to the corporate headquarters relocation. If the corporate headquarters relocation is completed as originally planned, the Company now estimates that an additional $0.8 million of expenses would be incurred in the fourth quarter of 1997.

5. BUSINESS COMBINATIONS COMPLETED IN PRIOR YEARS

    On January 27, 1997, in connection with a customer base acquisition completed on July 31, 1995, the Company issued to the assignee of Communications Services of America, Inc. ("CSA") 10,522 shares of common stock valued at $10.38 per share, and in April 1997, the Company issued an additional 18,536 additional shares to compensate for the decrease in value of the common stock since the closing of the acquisition.

    On January 22, 1997, in connection with a customer base acquisition completed in September 30, 1995, the Company issued to the shareholders of Fairfield County Telephone Corporation ("Fairfield") 38,711 shares of common stock valued at $10.25, and in April 1997 the Company issued an additional 59,631 shares to compensate for the decrease in value of the common stock since the closing of the acquisition.

    In January 1997, the Company issued to Richard John 9,457 shares of common stock valued at $9.38 per share, and in August 1997, the Company issued to Richard John 60,000 shares of common stock valued at $8.56 per share in connection with the acquisition of Cel-Tech International Corp.

                           MIDCOM COMMUNICATIONS INC.

6. STOCK REPURCHASE

    In connection with the resignation of Ashok Rao, the Company's former President and Chief Executive Officer, the Company redeemed, in April 1997, 885,360 shares of Common Stock held by Mr. Rao and certain trusts established by Mr. Rao at a price of $6.80 per share (plus interest at 8% from April 1996), to be paid in equal monthly installments over a period of 36 months, beginning May 1997.

7. STOCK OPTION PLAN

    In July 1997, the Company reduced the exercise price of 1.344 million employee stock options with a weighted average exercise price of approximately $8.85 per share to $5.19 per share.

8. NET LOSS PER SHARE

    Net loss per share is based on the weighted average number of common and equivalent shares outstanding using the treasury stock method. Common stock equivalents are excluded from the calculation of net loss per share due to their antidilutive effect.

9. DISPUTES AND LITIGATION

    BANKRUPTCY FILING. On November 7, 1997, Midcom and three of its wholly-owned subsidiaries, PacNet, Adval and Cel-Tech, filed the Petitions and are currently operating their respective businesses as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code and subject to the jurisdiction of the Bankruptcy Court. See Note 1, "Basis of Presentation," above.

    SPRINT SETTLEMENT. The Company has had a series of ongoing disputes relating to service and billing with Sprint Communications Company ("Sprint"), one of its primary suppliers. For this and other reasons, on September 18, 1997, the Company discontinued its payments to Sprint and, on October 10, 1997, the Company received a notice of default from Sprint. On October 29, 1997, the Company entered into a settlement with Sprint whereby it agreed to pay Sprint $1,250,000 on October 31, 1997, November 7, 1997 and November 14, 1997;
$4,000,000 on November 21, 1997; and thereafter, so long as Sprint continues to provide service to the Company, weekly payments equal to the lesser of $2,000,000 or the current amount outstanding. Sprint and the Company agreed to arbitrate the Company's claims against Sprint up to an aggregate of $5,000,000 and the parties agreed that the Company would transition its traffic to its own or other networks over the ninety day period ending January 29, 1998.

    CLASS ACTION LAWSUIT. The Company, its Vice Chairman of the Board of Directors and largest shareholder, the Company's former President, Chief Executive Officer and Director and the Company's former Chief Financial Officer were named as defendants in a securities action filed in the U.S. District Court for the Western District of Washington (the "Complaint"). The Complaint was filed on behalf of a class of purchasers of the Company's Common Stock during the period beginning on July 6, 1995, the date of the Company's initial public offering, and ending on March 4, 1996 (the "Class Period"). In April 1997, the Board of Directors of the Company unanimously approved the terms of a settlement of all claims against the Company and all of the individual defendants. The settlement, which is subject to Court approval and which admits no liability or fault, provides for the payment of $1.0 million in cash by the Company's insurance carrier, and the issuance of approximately 420,000 shares of the Company's common stock, subject to adjustments depending upon the fair market value of the stock on the date that the settlement is approved by the Court.

                           MIDCOM COMMUNICATIONS INC.

9. DISPUTES AND LITIGATION (CONTINUED)
    SEC INVESTIGATION. The Company was informed in May 1996 that the Commission was conducting an informal inquiry regarding the Company. In May 1997 the Company learned that a formal order of investigation had been entered by the Commission. The Company believes that the focus of the investigation is on (i) the accuracy of disclosures in certain documents filed by the Company with the SEC; (ii) whether the Company had maintained adequate books and records and had adequate internal controls; and (iii) whether records had been falsified. The Company has voluntarily provided documents requested by the Commission, is in the process of furnishing additional requested documents, and has cooperated with the Commission in scheduling interviews with certain former Company personnel. The Company is unable to predict the ultimate outcome of the investigation. The Company and certain of its former employees could be subject to civil or criminal sanctions including monetary penalties and injunctive measures. If imposed on the Company, such penalties and injunctive measures could have a material adverse effect on the Company's business, financial condition and results of operation.

    FRONTIER LAWSUITS. On August 19, 1996 the Company was served with a complaint filed in the U.S. District Court for the Eastern District of Michigan by Frontier Corporation ("Frontier"). The complaint named as defendants the Company and eleven individuals, all of whom are former employees of Frontier who resigned their positions with Frontier. Frontier agreed to dismiss all of the individual defendants in the case except William H. Oberlin, the Company's President and CEO. Moreover, in September 1997, the Court dismissed certain causes of action in the context of a summary judgment hearing. The surviving claims are that: (i) Midcom is in violation of a non-disclosure agreement between Frontier and Midcom by virtue of its alleged use of confidential information of Frontier obtained through employees hired from Frontier and otherwise; and (ii) Midcom and Mr. Oberlin tortuously interfered in Frontier's contractual relationships with various Frontier employees and contractors. The complaint seeks: (i) that the defendants be preliminarily and permanently enjoined from breaching their respective agreements with Frontier; (ii) that Midcom be enjoined from aiding and abetting certain alleged breaches of fiduciary duties; (iii) an order that Midcom hold all profits which it earns as a result of its hiring of the individual defendant and other Frontier employees as constructive trustees for the benefit of Frontier; (iv) an accounting of all profits realized by Midcom as a result of its hiring of the defendant and other Frontier employees; (v) a declaratory judgment on its various claims; (vi) damages in an unspecified amount; (vii) Frontier's costs, including reasonable attorney's fees, incurred in bringing the action; and (viii) other appropriate relief. The Company has recently filed a motion to dismiss the action and it awaits a hearing on this motion.

    An affiliate of Frontier has also filed a complaint in the same U.S. Federal District Court claiming $515,000 for unpaid amounts under a supply agreement. The Company believes this claim to be without substantial merit and is vigorously defending it. The Company's motion to dismiss on statute of limitations grounds was granted in part and remaining matters have been transferred to the FCC as a matter of primary jurisdiction.

    On November 6, 1997, the Company and Frontier agreed to enter into a settlement pursuant to which Frontier would dismiss all claims against the Company and Mr. Oberlin. The settlement would provide, among other things, that, over the next three years, Midcom will transfer approximately $40.5 million of long distance traffic to Frontier and Frontier will transfer approximately $20.25 million of long distance traffic to Midcom. There is some uncertainty as to whether the settlement creates a pre-petition or post-petition claim, which issue is to be decided by the District Court.

    CHERRY COMMUNICATIONS LAWSUIT. In September and December 1995, the Company purchased two significant customer bases from Cherry Communications. The first transaction ("Cherry I") provided for

                           MIDCOM COMMUNICATIONS INC.

9. DISPUTES AND LITIGATION (CONTINUED)
the purchase of long distance customer accounts having monthly revenue for the three months preceding the date of closing of $2.0 million, net of taxes, customer credits and bad debt. The second transaction ("Cherry II") provided for the purchase of long distance customer accounts having monthly revenue which were to average $2.0 million per month over the 12 months following the transaction, net of taxes, customer credits and bad debt. The purchase price payable with respect to Cherry I was a total of $10.5 million, of which $5.5 million was paid in cash and the balance was paid by the delivery of 317,460 shares of Common Stock (subject to a possible increase in such number based on the future value of the Common Stock), of which 126,984 shares are held in escrow to be applied to indemnify claims or to cover shortfalls in revenue from the $2.0 million monthly average. The purchase price for Cherry II was $18.0 million, of which $7.0 million has been paid in cash. Additional installments of $3.4 million were due in February, March and April of 1996, of which $400,000 of each installment was to be placed in an escrow account for satisfaction of indemnity claims or to cover shortfalls in revenue from the $2.0 million monthly average. The parties later agreed that the Company could pay up to $9.0 million of the Cherry II payments either in cash or by delivery of shares of Common Stock. Separately, the Company also agreed to pay Cherry Communications for servicing customer accounts on behalf of the Company. The acquired customer bases have not generated the required minimum revenue levels and Cherry Communications has failed to remit to the Company collections received by Cherry Communications from a portion of the acquired customers. Accordingly, the Company has withheld the final three installment payments for Cherry II (a total of $9.0 million excluding escrowed sums), payment of invoices for carrier service for the acquired bases (up to $11.0 million) and accrued customer service charges of $840,000. Negotiations between Cherry Communications and the Company failed to produce a settlement of these disputes.

    Cherry Communications filed a lawsuit against the Company in the United States District Court for the Northern District of Illinois, Eastern Division. In its First Amended Complaint filed on July 18, 1996, Cherry Communications seeks recovery of (i) approximately $7.2 million plus interest and attorneys' fees alleged to be due and owing under a Rebiller/Reseller Agreement for Switched Services between Cherry Communications and the Company, (ii) approximately $9.0 million plus interest and attorney's fees alleged to be due and owing under the November 1, 1995 Customer Base Purchase and Sale Agreement between Cherry Communications and the Company (the "Cherry II Agreement"), and a Promissory Note executed in connection with the Cherry II Agreement, (iii) customer service charges of $840,000. It is the position of the Company that Cherry Communications has breached its obligations under the Cherry I Agreement and the Cherry II Agreement by among other breaches (i) failing to sell Midcom customer bases having the average monthly revenues required by the customer base agreements, and (ii) failing to remit to Midcom monies collected from the customer accounts. It is also the position of the Company that, as a result of Cherry Communication's breaches of the Cherry I Agreement and the Cherry II Agreement, as amended by certain addenda, that the Company has offsets and counterclaims against Cherry Communications in excess of the sums it has withheld from Cherry Communications. The Company is attempting to negotiate a resolution of the disputes. In the event that a settlement is not reached, the Company intends to vigorously defend the lawsuit filed by Cherry Communications. However, the Company is unable to predict the outcome of this lawsuit. As a result of this litigation, as of September 1, 1996, the Company discontinued booking revenue generated by the customer bases purchased from Cherry Communications. In October 1997, Cherry filed a petition for relief under Chapter 11 of the Bankruptcy Code.

    DISCOM ARBITRATION. Discom Corporation ("Discom"), a former distributor of the Company, in an arbitration proceeding in New York against the Company has filed to increase the amount of its claim against the Company to approximately $8.0 million purportedly based upon a lost profit and damage

                           MIDCOM COMMUNICATIONS INC.

9. DISPUTES AND LITIGATION (CONTINUED)
analysis of its expert. The Company has not yet had an opportunity to depose Discom's expert, but preliminary indications are that the evaluation is seriously flawed and that the Company's own expert testimony will more accurately reflect the maximum possible damage claim of $250,000 to $500,000, which amount has been escrowed by the Company. The Company disputes that any amounts are owed to Discom and it is vigorously defending the case. Arbitration dates were scheduled in August, September and October 1997 with a decision by the arbitration panel expected by the end of fiscal 1997.

    OTHER LITIGATION. The Company is also party to other routine litigation incidental to its business and to which its property is subject. The Company's management believes the ultimate resolution of these matters will not have a material adverse effect on the Company's business, financial condition or results of operations.

10. ADDITIONAL SUBSEQUENT EVENT (UNAUDITED)

    On January 21, 1998, pursuant to an Asset Purchase Agreement between the Company and WinStar Communications, Inc. and one of its subsidiaries (collectively, "Winstar"), Winstar acquired substantially all of Midcom's assets and business for a purchase price of approximately $92.0 million. Approximately $36.6 million of the proceeds were utilized to repay the Foothill credit facility. In addition, approximately $20 million was placed in an escrow account to fund any indemnification claims WinStar may have against Midcom under the Asset Purchase Agreement and approximately $23.5 million was placed in escrow to fund a potential purchase price adjustment provided for in the Asset Purchase Agreement.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 gives effect to the Company's acquisition (the "Milliwave Acquisition") of Milliwave Limited Partnership ("Milliwave") and the February 1997 Preferred Stock Placement, the issuance of the March 1997 Notes in the March 1997 Debt Placement, the WEC II Equipment Notes issued in the August 1997 Debt Placement, the Senior Subordinated Notes issued in the October 1997 Debt Placement, the US ONE Asset Acquisition and Financing, the issuance of the Preferred Stock in the December 1997 Preferred Stock Placement and the Midcom Asset Purchase (the "Financing Transactions and Midcom Asset Purchase" and, together with the Milliwave Acquisition, the "Transactions") as if they occurred as of the beginning of the year ended December 31, 1996. The revenues and results of operations included in the following unaudited pro forma condensed consolidated statements of operations are not indicative of anticipated results of operations for periods subsequent to the Transactions nor are they considered necessarily to be indicative of the results of operations for the year ended December 31, 1996 had the Transactions actually been completed at the beginning of the year ended December 31, 1996.

    The following unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997 gives effect to the Financing Transactions and Midcom Asset Purchase as if they occurred as of the beginning of the nine months ended September 30, 1997. The revenues and results of operations included in the following unaudited pro forma condensed consolidated statement of operations are not indicative of anticipated results of operations for periods subsequent to the Financing Transactions and Midcom Asset Purchase nor are they considered necessarily to be indicative of the results of operations for the nine months ended September 30, 1997 had the Financing Transactions and Midcom Asset Purchase actually been completed at the beginning of the nine months ended September 30, 1997.

    The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 gives effect to the issuance of the Senior Subordinated Notes issued in the October 1997 Debt Placement, the US ONE Asset Acquisition and Financing, the issuance of the Preferred Stock in the December 1997 Preferred Stock Placement and the Midcom Asset Purchase as if the issuance of the Senior Subordinated Notes issued in the October 1997 Debt Placement, the US ONE Asset Acquisition and Financing, the issuance of the Preferred Stock in the December 1997 Preferred Stock Placement and the Midcom Asset Purchase had occurred on September 30, 1997. The unaudited pro forma condensed consolidated balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had the issuance of the Senior Subordinated Notes issued in the October 1997 Debt Placement, the US ONE Asset Acquisition and Financing, the issuance of the Preferred Stock in the December 1997 Preferred Stock Placement and the Midcom Asset Purchase taken place on September 30, 1997.

    These financial statements should be read in conjunction with the notes to the unaudited pro forma condensed consolidated financial statements, which follow, the consolidated financial statements of the Company and the related notes thereto, the condensed consolidated financial statements of the Company for the nine months ended September 30, 1997 and the related notes thereto, the financial statements of Midcom and the related notes thereto, the condensed financial statements of Midcom for the nine months ended September 30, 1997 and the related notes thereto, and the financial statements of Milliwave, and the related notes thereto, in each case incorporated by reference into or included elsewhere in this Prospectus.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                       PRO FORMA
                                                                                                      ADJUSTMENTS
                                                                                                       INCREASE/
                                                                                                       (DECREASE)    PRO FORMA
                                                                                                        FOR THE       FOR THE
                                                                                                      OCTOBER 1997  OCTOBER 1997
                                                                                       THE COMPANY,       DEBT          DEBT
                                                                                        HISTORICAL     PLACEMENT     PLACEMENT
                                                                                       -------------  ------------  ------------
ASSETS
Current assets
    Cash and cash equivalents........................................................   $   273,537    $   93,915(a)  $  367,452
    Short term investments...........................................................        29,232                      29,232
                                                                                       -------------  ------------  ------------
      Cash, cash equivalents and short term investments..............................       302,769        93,915       396,684
    Investments in marketable equity securities......................................       --                           --
    Accounts receivable, net.........................................................        26,196                      26,196
    Inventories......................................................................         4,954                       4,954
    Prepaid expenses and other current assets........................................        19,683                      19,683
    Assets held for sale.............................................................       --                           --
    Net assets of discontinued operations............................................         5,015                       5,015
                                                                                       -------------  ------------  ------------
      Total current assets...........................................................       358,617        93,915       452,532
Property and equipment, net..........................................................       155,025                     155,025
Licenses, net........................................................................       168,679                     168,679
Intangible assets, net...............................................................        14,998                      14,998
Deferred financing costs.............................................................        21,315         6,185(a)      27,500
Other assets.........................................................................         1,330                       1,330
                                                                                       -------------  ------------  ------------
      Total assets...................................................................   $   719,964    $  100,100    $  820,064
                                                                                       -------------  ------------  ------------
                                                                                       -------------  ------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current portion of long term debt................................................   $     1,910    $             $    1,910
    Accounts payable and accrued expenses............................................        46,961           100(a)      47,061
    Current portion of capitalized lease obligations.................................         6,667                       6,667
                                                                                       -------------  ------------  ------------
      Total current liabilities......................................................        55,538           100        55,638
Capitalized lease obligations, less current portion..................................        25,172                      25,172
Long-term debt, less current portion.................................................       650,819       100,000(a)     750,819
Other long term liabilities..........................................................
Deferred income taxes................................................................        26,500                      26,500
                                                                                       -------------  ------------  ------------
      Total liabilities..............................................................       758,029       100,100       858,129
                                                                                       -------------  ------------  ------------
Commitments and contingencies
Redeemable preferred stock...........................................................                                    --
Stockholders' equity:
    Preferred stock..................................................................            42                          42
    Common stock, $.01 par value; authorized 200,000 shares, issued and outstanding
      33,493 shares, pro forma issued and outstanding 33,493 shares and pro forma as
      adjusted issued and outstanding 33,493 shares..................................           335                         335
    Additional paid-in capital.......................................................       252,647                     252,647
    Deferred compensation............................................................
    Accumulated deficit..............................................................      (291,089)                   (291,089)
                                                                                       -------------  ------------  ------------
      Total stockholders' equity.....................................................       (38,065)       --           (38,065)
                                                                                       -------------  ------------  ------------
      Total liabilities, redeemable preferred stock and stockholders' equity.........   $   719,964    $  100,100    $  820,064
                                                                                       -------------  ------------  ------------
                                                                                       -------------  ------------  ------------

                                                                                                                      PRO FORMA
                                                                                          PRO FORMA                  ADJUSTMENTS
                                                                                         ADJUSTMENTS                  INCREASE/
                                                                                          INCREASE/                   (DECREASE)
                                                                                         (DECREASE)                    FOR THE
                                                                                       FOR THE US ONE               DECEMBER 1997
                                                                                            ASSET                     PREFERRED
                                                                                         ACQUISITION                    STOCK
                                                                                        AND FINANCING   PRO FORMA     PLACEMENT
                                                                                       ---------------  ----------  --------------
ASSETS
Current assets
    Cash and cash equivalents........................................................    $        98(b) $  367,550   $    168,338(c)
                                                                                                                          (62,250)(d
)
    Short term investments...........................................................                       29,232
                                                                                             -------    ----------  --------------
      Cash, cash equivalents and short term investments..............................             98       396,782        106,088
    Investments in marketable equity securities......................................                       --
    Accounts receivable, net.........................................................                       26,196
    Inventories......................................................................                        4,954
    Prepaid expenses and other current assets........................................                       19,683
    Assets held for sale.............................................................         30,000(b)     30,000
    Net assets of discontinued operations............................................                        5,015
                                                                                             -------    ----------  --------------
      Total current assets...........................................................         30,098       482,630        106,088
Property and equipment, net..........................................................         51,152(b)    206,177
Licenses, net........................................................................                      168,679
Intangible assets, net...............................................................                       14,998
Deferred financing costs.............................................................          1,075(b)     28,575         (1,075)(d
)
Other assets.........................................................................                        1,330
                                                                                             -------    ----------  --------------
      Total assets...................................................................    $    82,325    $  902,389   $    105,013
                                                                                             -------    ----------  --------------
                                                                                             -------    ----------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current portion of long term debt................................................    $    62,250(b) $   64,160   $    (62,250)(d
)
    Accounts payable and accrued expenses............................................         20,075(b)     67,136
    Current portion of capitalized lease obligations.................................                        6,667
                                                                                             -------    ----------  --------------
      Total current liabilities......................................................         82,325       137,963        (62,250)
Capitalized lease obligations, less current portion..................................                       25,172
Long-term debt, less current portion.................................................                      750,819
Other long term liabilities..........................................................
Deferred income taxes................................................................                       26,500
                                                                                             -------    ----------  --------------
      Total liabilities..............................................................         82,325       940,454        (62,250)
                                                                                             -------    ----------  --------------
Commitments and contingencies
Redeemable preferred stock...........................................................                       --            175,000(c)
Stockholders' equity:
    Preferred stock..................................................................                           42
    Common stock, $.01 par value; authorized 200,000 shares, issued and outstanding
      33,493 shares, pro forma issued and outstanding 33,493 shares and pro forma as
      adjusted issued and outstanding 33,493 shares..................................                          335
    Additional paid-in capital.......................................................                      252,647         (6,662)(c
)
    Deferred compensation............................................................
    Accumulated deficit..............................................................                     (291,089)        (1,075)(d
)
                                                                                             -------    ----------  --------------
      Total stockholders' equity.....................................................        --            (38,065)        (7,737)
                                                                                             -------    ----------  --------------
      Total liabilities, redeemable preferred stock and stockholders' equity.........    $    82,325    $  902,389   $    105,013
                                                                                             -------    ----------  --------------
                                                                                             -------    ----------  --------------


                                                                                                                      PRO FORMA
                                                                                                                     ADJUSTMENTS
                                                                                                                      INCREASE/
                                                                                                                      (DECREASE)
                                                                                                                       FOR THE
                                                                                                                        MIDCOM
                                                                                                         MIDCOM,        ASSET
                                                                                        AS ADJUSTED     HISTORICAL   ACQUISITION
                                                                                       --------------  ------------  ------------
ASSETS
Current assets
    Cash and cash equivalents........................................................  $      473,638  $      1,532  $    (92,000  )
(e)
                                                                                                                           (1,532
)(e)
    Short term investments...........................................................          29,232
                                                                                       --------------  ------------  ------------
      Cash, cash equivalents and short term investments..............................         502,870         1,532       (93,532)
    Investments in marketable equity securities......................................        --
    Accounts receivable, net.........................................................          26,196        20,421
    Inventories......................................................................           4,954
    Prepaid expenses and other current assets........................................          19,683         1,820
    Assets held for sale.............................................................          30,000
    Net assets of discontinued operations............................................           5,015
                                                                                       --------------  ------------  ------------
      Total current assets...........................................................         588,718        23,773       (93,532)
Property and equipment, net..........................................................         206,177        24,126       (14,501)(e
)
Licenses, net........................................................................         168,679
Intangible assets, net...............................................................          14,998         6,402        49,841(e)
Deferred financing costs.............................................................          27,500
Other assets.........................................................................           1,330         3,891
                                                                                       --------------  ------------  ------------
      Total assets...................................................................  $    1,007,402  $     58,192  $    (58,192)
                                                                                       --------------  ------------  ------------
                                                                                       --------------  ------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current portion of long term debt................................................  $        1,910  $    134,606  $   (134,606
)(e)
    Accounts payable and accrued expenses............................................          67,136        50,000       (50,000)(e
)
    Current portion of capitalized lease obligations.................................           6,667        14,501       (14,501)(e
)
                                                                                       --------------  ------------  ------------
      Total current liabilities......................................................          75,713       199,107      (199,107)
Capitalized lease obligations, less current portion..................................          25,172
Long-term debt, less current portion.................................................         750,819
Other long term liabilities..........................................................                         3,800        (3,800)(e
)
Deferred income taxes................................................................          26,500
                                                                                       --------------  ------------  ------------
      Total liabilities..............................................................         878,204       202,907      (202,907)
                                                                                       --------------  ------------  ------------
Commitments and contingencies
Redeemable preferred stock...........................................................         175,000       --            --
Stockholders' equity:
    Preferred stock..................................................................              42
    Common stock, $.01 par value; authorized 200,000 shares, issued and outstanding
      33,493 shares, pro forma issued and outstanding 33,493 shares and pro forma as
      adjusted issued and outstanding 33,493 shares..................................             335        62,063       (62,063)(e
)
    Additional paid-in capital.......................................................         245,985
    Deferred compensation............................................................                        (1,321)        1,321(e)
    Accumulated deficit..............................................................        (292,164)     (205,457)      205,457
(e)
                                                                                       --------------  ------------  ------------
      Total stockholders' equity.....................................................         (45,802)     (144,715)      144,715
                                                                                       --------------  ------------  ------------
      Total liabilities, redeemable preferred stock and stockholders' equity.........  $    1,007,402  $     58,192  $    (58,192)
                                                                                       --------------  ------------  ------------
                                                                                       --------------  ------------  ------------


                                                                                        AS FURTHER
                                                                                         ADJUSTED
                                                                                       ------------
ASSETS
Current assets
    Cash and cash equivalents........................................................  $    381,638

    Short term investments...........................................................        29,232
                                                                                       ------------
      Cash, cash equivalents and short term investments..............................       410,870
    Investments in marketable equity securities......................................       --
    Accounts receivable, net.........................................................        46,617
    Inventories......................................................................         4,954
    Prepaid expenses and other current assets........................................        21,503
    Assets held for sale.............................................................        30,000
    Net assets of discontinued operations............................................         5,015
                                                                                       ------------
      Total current assets...........................................................       518,959
Property and equipment, net..........................................................       215,802
Licenses, net........................................................................       168,679
Intangible assets, net...............................................................        71,241
Deferred financing costs.............................................................        27,500
Other assets.........................................................................         5,221
                                                                                       ------------
      Total assets...................................................................  $  1,007,402
                                                                                       ------------
                                                                                       ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current portion of long term debt................................................  $      1,910
    Accounts payable and accrued expenses............................................        67,136
    Current portion of capitalized lease obligations.................................         6,667
                                                                                       ------------
      Total current liabilities......................................................        75,713
Capitalized lease obligations, less current portion..................................        25,172
Long-term debt, less current portion.................................................       750,819
Other long term liabilities..........................................................       --
Deferred income taxes................................................................        26,500
                                                                                       ------------
      Total liabilities..............................................................       878,204
                                                                                       ------------
Commitments and contingencies
Redeemable preferred stock...........................................................       175,000
Stockholders' equity:
    Preferred stock..................................................................            42
    Common stock, $.01 par value; authorized 200,000 shares, issued and outstanding
      33,493 shares, pro forma issued and outstanding 33,493 shares and pro forma as
      adjusted issued and outstanding 33,493 shares..................................           335
    Additional paid-in capital.......................................................       245,985
    Deferred compensation............................................................       --
    Accumulated deficit..............................................................      (292,164)
                                                                                       ------------
      Total stockholders' equity.....................................................       (45,802)
                                                                                       ------------
      Total liabilities, redeemable preferred stock and stockholders' equity.........  $  1,007,402
                                                                                       ------------
                                                                                       ------------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA
                                                                           ADJUSTMENTS
                                                                            INCREASE/
                                                                           (DECREASE)
                                                                             FOR THE      PRO FORMA       PRO FORMA
                                                                            FEBRUARY       FOR THE       ADJUSTMENTS
                                                                              1997      FEBRUARY 1997     INCREASE/
                                                                            PREFERRED     PREFERRED    (DECREASE) FOR
                                                            THE COMPANY,      STOCK         STOCK      THE MARCH 1997
                                                             HISTORICAL     PLACEMENT     PLACEMENT    DEBT PLACEMENT
                                                            -------------  -----------  -------------  ---------------
Operating revenues
  Telecommunications services.............................   $    23,910    $            $    23,910      $
  Information services....................................        25,693                      25,693
                                                            -------------  -----------  -------------       -------
Total operating revenues..................................        49,603       --             49,603         --
                                                            -------------  -----------  -------------       -------

Operating expenses
  Cost of services and products...........................        48,488                      48,488
  Selling, general and administrative expenses............       109,916                     109,916
  Relocation of corporate headquarters....................                                   --
  Depreciation and amortization...........................        15,474                      15,474
                                                            -------------  -----------  -------------       -------
Total operating expenses                                         173,878       --            173,878         --
                                                            -------------  -----------  -------------       -------
  Operating loss..........................................      (124,275)      --           (124,275)        --
Other expense
  Interest expense........................................       (53,074)                    (53,074)        (8,476)(f)
  Interest income.........................................        11,052                      11,052
  Other income............................................         2,219                       2,219
                                                            -------------  -----------  -------------       -------
Net loss from continuing operations.......................      (164,078)      --           (164,078)        (8,476)
Loss from discontinued operations.........................        (1,977)                     (1,977)
                                                            -------------  -----------  -------------       -------
Net loss..................................................      (166,055)      --           (166,055)        (8,476)
Less preferred stock dividends............................        (3,881)        (654)(e)       (4,535)
                                                            -------------  -----------  -------------       -------
Net loss applicable to common stock.......................   $  (169,936)   $    (654)   $  (170,590)     $  (8,476)
                                                            -------------  -----------  -------------       -------
                                                            -------------  -----------  -------------       -------
Net loss applicable to common stock per share from
  continuing operations...................................   $     (5.10)                $     (5.12)
Net loss per share from discontinued operations...........         (0.06)                      (0.06)
                                                            -------------               -------------
Net loss applicable to common stock per share.............   $     (5.16)                $     (5.18)
                                                            -------------               -------------
                                                            -------------               -------------
Weighted average shares outstanding.......................        32,923                      32,923
                                                            -------------               -------------
                                                            -------------               -------------


                                                                                                  PRO FORMA
                                                              PRO FORMA                            FOR THE
                                                               FOR THE                          FEBRUARY 1997
                                                            FEBRUARY 1997      PRO FORMA          PREFERRED          PRO FORMA

                                                              PREFERRED       ADJUSTMENTS     STOCK PLACEMENT,      ADJUSTMENTS

                                                                STOCK          INCREASE/       THE MARCH 1997        INCREASE/

                                                            PLACEMENT AND   (DECREASE) FOR     DEBT PLACEMENT      (DECREASE) FOR

                                                            THE MARCH 1997  THE AUGUST 1997  AND THE AUGUST 1997  THE OCTOBER 1997

                                                            DEBT PLACEMENT  DEBT PLACEMENT     DEBT PLACEMENT      DEBT PLACEMENT

                                                            --------------  ---------------  -------------------  ----------------

Operating revenues
  Telecommunications services.............................    $   23,910       $                 $    23,910         $

  Information services....................................        25,693                              25,693
                                                            --------------       -------          ----------           --------

Total operating revenues..................................        49,603          --                  49,603             --

                                                            --------------       -------          ----------           --------

Operating expenses
  Cost of services and products...........................        48,488                              48,488
  Selling, general and administrative expenses............       109,916                             109,916
  Relocation of corporate headquarters....................        --                                 --
  Depreciation and amortization...........................        15,474                              15,474
                                                            --------------       -------          ----------           --------

Total operating expenses                                         173,878          --                 173,878             --

                                                            --------------       -------          ----------           --------

  Operating loss..........................................      (124,275)         --                (124,275)            --

Other expense
  Interest expense........................................       (61,550)         (4,018)(g)         (65,568)           (12,024)(h)

  Interest income.........................................        11,052                              11,052
  Other income............................................         2,219                               2,219
                                                            --------------       -------          ----------           --------

Net loss from continuing operations.......................      (172,554)         (4,018)           (176,572)           (12,024)

Loss from discontinued operations.........................        (1,977)                             (1,977)
                                                            --------------       -------          ----------           --------

Net loss..................................................      (174,531)         (4,018)           (178,549)           (12,024)

Less preferred stock dividends............................        (4,535)                             (4,535)
                                                            --------------       -------          ----------           --------

Net loss applicable to common stock.......................    $ (179,066)      $  (4,018)        $  (183,084)        $  (12,024)

                                                            --------------       -------          ----------           --------

                                                            --------------       -------          ----------           --------

Net loss applicable to common stock per share from
  continuing operations...................................    $    (5.38)                        $     (5.50)
Net loss per share from discontinued operations...........         (0.06)                              (0.06)
                                                            --------------                        ----------
Net loss applicable to common stock per share.............    $    (5.44)                        $     (5.56)
                                                            --------------                        ----------
                                                            --------------                        ----------
Weighted average shares outstanding.......................        32,923                              32,923
                                                            --------------                        ----------
                                                            --------------                        ----------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA
                                                                             FOR THE
                                                                          FEBRUARY 1997
                                                                            PREFERRED           PRO FORMA
                                                                         STOCK PLACEMENT,      ADJUSTMENTS
                                                                          THE MARCH 1997        INCREASE/
                                                                         DEBT PLACEMENT,      (DECREASE) FOR
                                                                         THE AUGUST 1997           THE
                                                                          DEBT PLACEMENT       US ONE ASSET
                                                                       AND THE OCTOBER 1997  ACQUISITION AND
                                                                          DEBT PLACEMENT        FINANCING       PRO FORMA
                                                                       --------------------  ----------------  -----------
Operating revenues
  Telecommunications services........................................      $     23,910         $               $  23,910
  Information services...............................................            25,693                            25,693
                                                                             ----------           --------     -----------
Total operating revenues.............................................            49,603             --             49,603
                                                                             ----------           --------     -----------

Operating expenses
  Cost of services and products......................................            48,488                            48,488
  Selling, general and administrative expenses.......................           109,916                           109,916
  Relocation of corporate headquarters...............................           --                                 --
  Depreciation and amortization......................................            15,474              4,796(i)      20,270
                                                                             ----------           --------     -----------
Total operating expenses                                                        173,878              4,796        178,674
                                                                             ----------           --------     -----------
  Operating loss.....................................................          (124,275)            (4,796)      (129,071)
Other expense
  Interest expense...................................................           (77,592)            (6,515)(i)    (84,107)
  Interest income....................................................            11,052                            11,052
  Other income.......................................................             2,219                             2,219
                                                                             ----------           --------     -----------
Net loss from continuing operations..................................          (188,596)           (11,311)      (199,907)
Loss from discontinued operations....................................            (1,977)                           (1,977)
                                                                             ----------           --------     -----------
Net loss.............................................................          (190,573)           (11,311)      (201,884)
Less preferred stock dividends.......................................            (4,535)                           (4,535)
                                                                             ----------           --------     -----------
Net loss applicable to common stock..................................      $   (195,108)        $  (11,311)     $(206,419)
                                                                             ----------           --------     -----------
                                                                             ----------           --------     -----------
Net loss applicable to common stock per share from continuing
  operations.........................................................      $      (5.87)                        $   (6.21)
Net loss per share from discontinued operations......................             (0.06)                            (0.06)
                                                                             ----------                        -----------
Net loss applicable to common stock per share........................      $      (5.93)                        $   (6.27)
                                                                             ----------                        -----------
                                                                             ----------                        -----------
Weighted average shares outstanding..................................            32,923                            32,923
                                                                             ----------                        -----------
                                                                             ----------                        -----------


                                                                          PRO FORMA                                 PRO FORMA
                                                                         ADJUSTMENTS                               ADJUSTMENTS
                                                                          INCREASE/                                 INCREASE/
                                                                        (DECREASE) FOR                             (DECREASE)
                                                                             THE                                     FOR THE
                                                                        DECEMBER 1997                                MIDCOM
                                                                       PREFERRED STOCK    PRO FORMA     MIDCOM,       ASSET
                                                                          PLACEMENT      AS ADJUSTED  HISTORICAL   ACQUISITION
                                                                       ----------------  -----------  -----------  -----------
Operating revenues
  Telecommunications services........................................     $               $  23,910    $  74,339    $
  Information services...............................................                        25,693
                                                                            --------     -----------  -----------  -----------
Total operating revenues.............................................         --             49,603       74,339       --
                                                                            --------     -----------  -----------  -----------
Operating expenses
  Cost of services and products......................................                        48,488       54,809
  Selling, general and administrative expenses.......................                       109,916       62,646
  Relocation of corporate headquarters...............................                        --            4,866
  Depreciation and amortization......................................                        20,270       13,657        3,738(l)
                                                                                                                       (1,088)(o)
                                                                            --------     -----------  -----------  -----------
Total operating expenses                                                      --            178,674      135,978        2,650
                                                                            --------     -----------  -----------  -----------
  Operating loss.....................................................         --           (129,071)     (61,639)      (2,650)
Other expense
  Interest expense...................................................          6,515(k)     (78,667)      (8,337)       8,337(m)
                                                                              (1,075)(k)
  Interest income....................................................                        11,052          427       (3,588)(n)
  Other income.......................................................                         2,219
                                                                            --------     -----------  -----------  -----------
Net loss from continuing operations..................................          5,440       (194,467)     (69,549)       2,099
Loss from discontinued operations....................................                        (1,977)
                                                                            --------     -----------  -----------  -----------
Net loss.............................................................          5,440       (196,444)     (69,549)       2,099
Less preferred stock dividends.......................................        (19,147)(j)    (23,682)      --           --
                                                                            --------     -----------  -----------  -----------
Net loss applicable to common stock..................................     $  (13,707)     $(220,126)   $ (69,549)   $   2,099
                                                                            --------     -----------  -----------  -----------
                                                                            --------     -----------  -----------  -----------
Net loss applicable to common stock per share from continuing
  operations.........................................................                     $   (6.63)
Net loss per share from discontinued operations......................                         (0.06)
                                                                                         -----------
Net loss applicable to common stock per share........................                     $   (6.69)
                                                                                         -----------
                                                                                         -----------
Weighted average shares outstanding..................................                        32,923
                                                                                         -----------
                                                                                         -----------


                                                                        PRO FORMA
                                                                       AS FURTHER
                                                                        ADJUSTED
                                                                       -----------
Operating revenues
  Telecommunications services........................................   $  98,249
  Information services...............................................      25,693
                                                                       -----------
Total operating revenues.............................................     123,942
                                                                       -----------
Operating expenses
  Cost of services and products......................................     103,297
  Selling, general and administrative expenses.......................     172,562
  Relocation of corporate headquarters...............................       4,866
  Depreciation and amortization......................................      36,577

                                                                       -----------
Total operating expenses                                                  317,302
                                                                       -----------
  Operating loss.....................................................    (193,360)
Other expense
  Interest expense...................................................     (78,667)

  Interest income....................................................       7,891
  Other income.......................................................       2,219
                                                                       -----------
Net loss from continuing operations..................................    (261,917)
Loss from discontinued operations....................................      (1,977)
                                                                       -----------
Net loss.............................................................    (263,894)
Less preferred stock dividends.......................................     (23,682)
                                                                       -----------
Net loss applicable to common stock..................................   $(287,576)
                                                                       -----------
                                                                       -----------
Net loss applicable to common stock per share from continuing
  operations.........................................................   $   (8.67)
Net loss per share from discontinued operations......................       (0.06)
                                                                       -----------
Net loss applicable to common stock per share........................   $   (8.73)
                                                                       -----------
                                                                       -----------
Weighted average shares outstanding..................................      32,923
                                                                       -----------
                                                                       -----------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                 PRO FORMA
                                                                                                                ADJUSTMENTS
                                                                                                                 INCREASE/
                                                                                                                (DECREASE)
                                                                                 PRO FORMA                          FOR
                                                                                ADJUSTMENTS      PRO FORMA          THE
                                                                                 INCREASE/          FOR        FEBRUARY 1997
                                                                              (DECREASE) FOR        THE          PREFERRED
                                                THE COMPANY,   MILLIWAVE LP,  THE ACQUISITION   ACQUISITION        STOCK
                                                 HISTORICAL     HISTORICAL     OF MILLIWAVE     OF MILLIWAVE     PLACEMENT
                                                -------------  -------------  ---------------  --------------  -------------
Operating revenues
  Telecommunications services.................    $  33,969      $       4       $  (1,492)(a)   $   32,481      $
  Information services........................       14,650         --              --               14,650
                                                -------------  -------------       -------     --------------  -------------
Total operating revenues......................       48,619              4          (1,492)          47,131         --
                                                -------------  -------------       -------     --------------  -------------
Operating expenses
  Cost of services and products...............       38,233         --                (686)(a)       37,547
  Selling, general and administrative
    expenses..................................       62,365          1,634          --               63,999
  Relocation of corporate headquarters........                                                       --
  Loss on impairment of assets................                                                       --
  Contract settlement.........................                                                       --
  Depreciation and amortization...............        4,501            201           3,470(b)         8,172
                                                -------------  -------------       -------     --------------  -------------
Total operating expenses......................      105,099          1,835           2,784          109,718         --
                                                -------------  -------------       -------     --------------  -------------
  Operating loss..............................      (56,480)        (1,831)         (4,276)         (62,587)        --
Other expense
  Interest expense............................      (36,748)            (6)         --              (36,754)
  Interest income.............................       10,515             93          (2,155)(c)        8,453
                                                -------------  -------------       -------     --------------  -------------
Net loss from continuing operations...........      (82,713)        (1,744)         (6,431)         (90,888)        --
Loss from discontinued operations.............       (1,010)        --              --               (1,010)
                                                -------------  -------------       -------     --------------  -------------
Net loss......................................      (83,723)        (1,744)         (6,431)         (91,898)        --
Less preferred stock dividends................       --             --              --               --             (6,000)(e)
                                                -------------  -------------       -------     --------------  -------------
Net loss applicable to common stock...........    $ (83,723)     $  (1,744)      $  (6,431)      $  (91,898)     $  (6,000)
                                                -------------  -------------       -------     --------------  -------------
                                                -------------  -------------       -------     --------------  -------------
Net loss applicable to common stock per share
  from continuing operations..................    $   (2.96)                                     $    (2.89)

Net loss per share from discontinued
  operations..................................        (0.04)                                          (0.03)
                                                -------------                                  --------------
Net loss applicable to common stock per
  share.......................................    $   (3.00)                                     $    (2.92)
                                                -------------                                  --------------
                                                -------------                                  --------------
Weighted average shares outstanding...........       27,911                          3,595(d)        31,506
                                                -------------                      -------     --------------
                                                -------------                      -------     --------------

                                                                                PRO FORMA FOR
                                                                               THE ACQUISITION
                                                PRO FORMA FOR                   OF MILLIWAVE,
                                                     THE          PRO FORMA          THE
                                                 ACQUISITION     ADJUSTMENTS    FEBRUARY 1997
                                                 OF MILLIWAVE     INCREASE/       PREFERRED        PRO FORMA
                                                 AND FOR THE     (DECREASE)         STOCK         ADJUSTMENTS
                                                FEBRUARY 1997        FOR          PLACEMENT        INCREASE/
                                                  PREFERRED       THE MARCH          AND        (DECREASE) FOR
                                                    STOCK         1997 DEBT    THE MARCH 1997   THE AUGUST 1997
                                                  PLACEMENT       PLACEMENT    DEBT PLACEMENT   DEBT PLACEMENT
                                                --------------  -------------  ---------------  ---------------
Operating revenues
  Telecommunications services.................   $     32,481     $              $    32,481       $
  Information services........................         14,650                         14,650
                                                --------------  -------------  ---------------       -------
Total operating revenues......................         47,131        --               47,131          --
                                                --------------  -------------  ---------------       -------
Operating expenses
  Cost of services and products...............         37,547                         37,547
  Selling, general and administrative
    expenses..................................         63,999                         63,999
  Relocation of corporate headquarters........        --                             --
  Loss on impairment of assets................        --                             --
  Contract settlement.........................        --                             --
  Depreciation and amortization...............          8,172                          8,172
                                                --------------  -------------  ---------------       -------
Total operating expenses......................        109,718        --              109,718          --
                                                --------------  -------------  ---------------       -------
  Operating loss..............................        (62,587)       --              (62,587)         --
Other expense
  Interest expense............................        (36,754)      (41,077)(f)       (77,831)        (6,494)(g)
  Interest income.............................          8,453                          8,453
                                                --------------  -------------  ---------------       -------
Net loss from continuing operations...........        (90,888)      (41,077)        (131,965)         (6,494)
Loss from discontinued operations.............         (1,010)                        (1,010)
                                                --------------  -------------  ---------------       -------
Net loss......................................        (91,898)      (41,077)        (132,975)         (6,494)
Less preferred stock dividends................         (6,000)                        (6,000)
                                                --------------  -------------  ---------------       -------
Net loss applicable to common stock...........   $    (97,898)    $ (41,077)     $  (138,975)      $  (6,494)
                                                --------------  -------------  ---------------       -------
                                                --------------  -------------  ---------------       -------
Net loss applicable to common stock per share
  from continuing operations..................   $      (3.08)                   $     (4.38)
Net loss per share from discontinued
  operations..................................          (0.03)                         (0.03)
                                                --------------                 ---------------
Net loss applicable to common stock per
  share.......................................   $      (3.11)                   $     (4.41)
                                                --------------                 ---------------
                                                --------------                 ---------------
Weighted average shares outstanding...........         31,506                         31,506
                                                --------------                 ---------------
                                                --------------                 ---------------


                                                  PRO FORMA FOR THE
                                                    ACQUISITION OF
                                                      MILLIWAVE,
                                                THE FEBRUARY 1997 PRE-
                                                     FERRED STOCK
                                                      PLACEMENT,
                                                    THE MARCH 1997
                                                    DEBT PLACEMENT
                                                 AND THE AUGUST 1997
                                                    DEBT PLACEMENT
                                                ----------------------
Operating revenues
  Telecommunications services.................        $   32,481
  Information services........................            14,650
                                                      ----------
Total operating revenues......................            47,131
                                                      ----------
Operating expenses
  Cost of services and products...............            37,547
  Selling, general and administrative
    expenses..................................            63,999
  Relocation of corporate headquarters........            --
  Loss on impairment of assets................            --
  Contract settlement.........................            --
  Depreciation and amortization...............             8,172
                                                      ----------
Total operating expenses......................           109,718
                                                      ----------
  Operating loss..............................           (62,587)
Other expense
  Interest expense............................           (84,325)
  Interest income.............................             8,453
                                                      ----------
Net loss from continuing operations...........          (138,459)
Loss from discontinued operations.............            (1,010)
                                                      ----------
Net loss......................................          (139,469)
Less preferred stock dividends................            (6,000)
                                                      ----------
Net loss applicable to common stock...........        $ (145,469)
                                                      ----------
                                                      ----------
Net loss applicable to common stock per share
  from continuing operations..................        $    (4.59)
Net loss per share from discontinued
  operations..................................             (0.03)
                                                      ----------
Net loss applicable to common stock per
  share.......................................        $    (4.62)
                                                      ----------
                                                      ----------
Weighted average shares outstanding...........            31,506
                                                      ----------
                                                      ----------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA FOR THE
                                                                                         ACQUISITION OF
                                                                                           MILLIWAVE,
                                                                                     THE FEBRUARY 1997 PRE-
                                                                                          FERRED STOCK          PRO FORMA
                                                                                           PLACEMENT,          ADJUSTMENTS
                                                                      PRO FORMA          THE MARCH 1997         INCREASE/
                                                                     ADJUSTMENTS        DEBT PLACEMENT,       (DECREASE) FOR
                                                                      INCREASE/         THE AUGUST 1997            THE
                                                                    (DECREASE) FOR     DEBT PLACEMENT AND      US ONE ASSET
                                                                   THE OCTOBER 1997     THE OCTOBER 1997     ACQUISITION AND
                                                                    DEBT PLACEMENT       DEBT PLACEMENT         FINANCING
                                                                   ----------------  ----------------------  ----------------
Operating revenues
  Telecommunications services....................................     $                    $   32,481           $
  Information services...........................................                              14,650
                                                                        --------           ----------             --------
Total operating revenues.........................................         --                   47,131               --
                                                                        --------           ----------             --------
Operating expenses
  Cost of services and products..................................                              37,547
  Selling, general and administrative expenses...................                              63,999
  Relocation of corporate headquarters...........................                              --
  Loss on impairment of assets...................................                              --
  Contract settlement............................................                              --
  Depreciation and amortization..................................                               8,172                6,394(i)
                                                                        --------           ----------             --------
Total operating expenses.........................................         --                  109,718                6,394
                                                                        --------           ----------             --------
  Operating loss.................................................         --                  (62,587)              (6,394)
Other expense
  Interest expense...............................................        (16,219)(h)         (100,544)              (8,686)(i)
  Interest income................................................                               8,453
                                                                        --------           ----------             --------
Net loss from continuing operations..............................        (16,219)            (154,678)             (15,080)
Loss from discontinued operations................................                              (1,010)
                                                                        --------           ----------             --------
Net loss.........................................................        (16,219)            (155,688)             (15,080)
Less preferred stock dividends...................................                              (6,000)
                                                                        --------           ----------             --------
Net loss applicable to common stock..............................     $  (16,219)          $ (161,688)          $  (15,080)
                                                                        --------           ----------             --------
                                                                        --------           ----------             --------
Net loss applicable to common stock per share from continuing
  operations.....................................................                          $    (5.10)

Net loss per share from discontinued operations..................                               (0.03)
                                                                                           ----------
Net loss applicable to common stock per share....................                          $    (5.13)
                                                                                           ----------
                                                                                           ----------
Weighted average shares outstanding..............................                              31,506
                                                                                           ----------
                                                                                           ----------


                                                                                   PRO FORMA
                                                                                  ADJUSTMENTS
                                                                                   INCREASE/
                                                                                 (DECREASE) FOR
                                                                                      THE
                                                                                 DECEMBER 1997
                                                                                PREFERRED STOCK                  MIDCOM,
                                                                    PRO FORMA      PLACEMENT      AS ADJUSTED  HISTORICAL
                                                                   -----------  ----------------  -----------  -----------
Operating revenues
  Telecommunications services....................................   $  32,481      $               $  32,481    $ 148,777
  Information services...........................................      14,650                         14,650       --
                                                                   -----------       --------     -----------  -----------
Total operating revenues.........................................      47,131          --             47,131      148,777
                                                                   -----------       --------     -----------  -----------
Operating expenses
  Cost of services and products..................................      37,547                         37,547      107,950
  Selling, general and administrative expenses...................      63,999                         63,999       65,025
  Relocation of corporate headquarters...........................      --                             --            2,220
  Loss on impairment of assets...................................      --                             --           20,765
  Contract settlement............................................      --                             --            8,800
  Depreciation and amortization..................................      14,566                         14,566       32,687

                                                                   -----------       --------     -----------  -----------
Total operating expenses.........................................     116,112          --            116,112      237,447
                                                                   -----------       --------     -----------  -----------
  Operating loss.................................................     (68,981)         --            (68,981)     (88,670)
Other expense
  Interest expense...............................................    (109,230)          8,686(k)    (101,619)      (8,726)
                                                                                       (1,075)(k)
  Interest income................................................       8,453                          8,453           77
                                                                   -----------       --------     -----------  -----------
Net loss from continuing operations..............................    (169,758)          7,611       (162,147)     (97,319)
Loss from discontinued operations................................      (1,010)                        (1,010)
                                                                   -----------       --------     -----------  -----------
Net loss.........................................................    (170,768)          7,611       (163,157)     (97,319)
Less preferred stock dividends...................................      (6,000)        (25,826)(j)    (31,826)
                                                                   -----------       --------     -----------  -----------
Net loss applicable to common stock..............................   $(176,768)     $  (18,215)     $(194,983)   $ (97,319)
                                                                   -----------       --------     -----------  -----------
                                                                   -----------       --------     -----------  -----------
Net loss applicable to common stock per share from continuing
  operations.....................................................   $   (5.58)                     $   (6.16)
Net loss per share from discontinued operations..................       (0.03)                         (0.03)
                                                                   -----------                    -----------
Net loss applicable to common stock per share....................   $   (5.61)                     $   (6.19)
                                                                   -----------                    -----------
                                                                   -----------                    -----------
Weighted average shares outstanding..............................      31,506                         31,506
                                                                   -----------                    -----------
                                                                   -----------                    -----------


                                                                    PRO FORMA
                                                                   ADJUSTMENTS
                                                                    INCREASE/
                                                                   (DECREASE)
                                                                     FOR THE
                                                                     MIDCOM
                                                                      ASSET     AS FURTHER
                                                                   ACQUISITION   ADJUSTED
                                                                   -----------  -----------
Operating revenues
  Telecommunications services....................................   $            $ 181,258
  Information services...........................................                   14,650
                                                                   -----------  -----------
Total operating revenues.........................................      --          195,908
                                                                   -----------  -----------
Operating expenses
  Cost of services and products..................................                  145,497
  Selling, general and administrative expenses...................                  129,024
  Relocation of corporate headquarters...........................                    2,220
  Loss on impairment of assets...................................                   20,765
  Contract settlement............................................                    8,800
  Depreciation and amortization..................................       4,984(l)     50,787
                                                                       (1,450)(o)
                                                                   -----------  -----------
Total operating expenses.........................................       3,534      357,093
                                                                   -----------  -----------
  Operating loss.................................................      (3,534)    (161,185)
Other expense
  Interest expense...............................................       8,726(m)   (101,619)

  Interest income................................................      (4,784)(n)      3,746
                                                                   -----------  -----------
Net loss from continuing operations..............................         408     (259,058)
Loss from discontinued operations................................                   (1,010)
                                                                   -----------  -----------
Net loss.........................................................         408     (260,068)
Less preferred stock dividends...................................                  (31,826)
                                                                   -----------  -----------
Net loss applicable to common stock..............................   $     408    $(291,894)
                                                                   -----------  -----------
                                                                   -----------  -----------
Net loss applicable to common stock per share from continuing
  operations.....................................................                $   (9.23)
Net loss per share from discontinued operations..................                    (0.03)
                                                                                -----------
Net loss applicable to common stock per share....................                $   (9.26)
                                                                                -----------
                                                                                -----------
Weighted average shares outstanding..............................                   31,506
                                                                                -----------
                                                                                -----------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

    The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying unaudited pro forma condensed consolidated financial statements. It is therefore possible that the entries presented below will not be the amounts that were actually recorded.

BALANCE SHEET AT SEPTEMBER 30, 1997

(a) To record the issuance of the Senior Subordinated Notes in the October 1997 Debt Placement and related fees and expenses.

(b) To record the acquisition of the US ONE assets and the related financing and related fees and expenses.

(c) To record the issuance of the Preferred Stock in the December 1997 Preferred Stock Placement and related fees and expenses.

(d) To repay the $62.25 million US ONE Asset Financing with a portion of the proceeds of the December 1997 Preferred Stock Placement and to write off the related deferred financing costs.

(e) To record the Midcom Asset Purchase as follows:

Record Cash Payment to Midcom Creditors..........................................  $   (92,000)
Eliminate Cash not Acquired......................................................       (1,532)
Eliminate Property and Equipment not Retained....................................      (14,501)
Allocate Excess Purchase Price to Intangible Assets..............................       49,841
                                                                                   -----------
    Total Asset Adjustments......................................................  $   (58,192)
                                                                                   -----------
                                                                                   -----------

Eliminate Current Portion of Midcom Long Term Debt...............................     (134,606)
Eliminate Midcom Accounts Payable and Accrued Expenses...........................      (50,000)
Eliminate Midcom Capital Lease Obligations.......................................      (14,501)
Eliminate the Other Long Term Liabilities of Midcom..............................       (3,800)
Eliminate the Common Stock of Midcom.............................................      (62,063)
Eliminate Deferred Compensation of Midcom........................................        1,321
Eliminate Accumulated Deficit of Midcom..........................................      205,457
                                                                                   -----------
    Total Liability and Equity Adjustments.......................................  $   (58,192)
                                                                                   -----------
                                                                                   -----------

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS
  ENDED SEPTEMBER 30, 1997

(a) To eliminate sales, management fees, and cost of sales recorded by the Company pursuant to management and other agreements with Milliwave.

(b) To record amortization on the licenses acquired in the acquisition of Milliwave.

(c) To eliminate interest income, at an assumed rate of 5.3% per annum, on $40.6 million cash, assuming such cash was paid at the beginning of the year in connection with the acquisition of Milliwave.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(d) To record 3,594,620 shares of the Company's Common Stock issued in connection with the acquisition of Milliwave at $20.87 per share.

(e) To record Preferred Stock dividends on the 4,000,000 shares of Preferred Stock issued by the Company in the February 1997 Preferred Stock Placement, at 6% of the stated value of $25.00 per share.

(f) To record interest expense on the debt issued in the March 1997 Debt Placement, including amortization of debt offering costs and other related fees, as if the debt were issued at the beginning of the respective period, but not to include interest income earned on additional available cash.

(g) To record interest expense on the debt issued in the August 1997 Debt Placement, including amortization of debt offering costs and other related fees, as if the debt were issued at the beginning of the respective period, but not to include interest income earned on additional available cash.

(h) To record interest expense on the Senior Subordinated Notes issued in the October 1997 Debt Placement, including amortization of debt offering costs and other related fees, as if the debt were issued at the beginning of the respective period, but not to include interest income earned on additional available cash.

(i) To record depreciation expense on the assets acquired in the US ONE Asset Acquisition, and the interest expense on the related financing, including amortization of financing costs and other related fees, as if the acquisition and financing had occurred at the beginning of the respective period.

(j) To reflect Preferred Stock dividends as if the December 1997 Preferred Stock Placement had been completed at the beginning of the respective period.

(k) To eliminate the pro forma interest expense related to the US ONE Asset Financing and to record the interest expense related to the write-off of the related financing fees as if the retirement of the US ONE Asset Financing had occurred at the beginning of the respective period.

(l) To record amortization of the excess of the purchase price over the net book value of the assets acquired in the Midcom Acquisition.

(m) To eliminate the interest expense recorded on the Midcom debt, which is not being assumed in the Midcom Acquisition.

(n) To eliminate interest income on the purchase price of the Midcom Acquisition, as if the Midcom Acquisition had occurred as of the beginning of the respective period.

(o) To eliminate depreciation expense related to the Midcom assets not retained by the Company.

                                      EXHIBIT INDEX


     10.3 Second Amendment to Amended and Restated Asset Purchase Agreement, dated January 21, 1998, among WinStar Communications, Inc., WinStar Midcom Acquisition Corp., and Midcom
               Communications Inc., Cel-Tech International Corp. and PacNet Inc., Chapter 11 debtors in possession.